UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Cellular Biomedicine Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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19925 Stevens Creek Blvd., Suite 100
Cupertino, CA 95014
Dear Stockholders:

You are invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Cellular Biomedicine Group, Inc. (the “Company”) on April 28, 2017, which will be held at our office at 19925 Stevens Creek Blvd., Suite 100, Cupertino, California 95014 at 9:00 a.m. Pacific Daylight Time. Enclosed with this letter are your Notice of Annual Meeting of Stockholders, Proxy Statement and Proxy voting card. The Proxy Statement included with this notice discusses each of our proposals to be considered at the Annual Meeting. Please review our annual report for the year ended December 31, 2016, which will be on our website at http://www.cellbiomedgroup.com (under “Investors Relations”).

At this year’s meeting, you will be asked to: (1) elect three (3) “Class II” directors, each of whom will be elected for a term of three years; (2) ratify the appointment of BDO China Shu Lun Pan Certified Public Accountants LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; (3) to approve an amendment to the Company’s 2014 Stock Equity Incentive Plan to increase the number of shares available for issuance thereunder by 1,000,000 shares; (4) conduct a non-binding advisory vote on our executive compensation; and (5) transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on March 10, 2017 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment and postponements thereof (the “Record Date”).

The Board of Directors believes that a favorable vote for each candidate for a position on the Board of Directors and for all matters described in Proposals 2 to 4 is in the best interest of the Company and its stockholders and recommends a vote "FOR" all candidates and all other matters. Accordingly, we urge you to review the accompanying material carefully and to return the enclosed Proxy promptly. On the following pages, we provide answers to frequently asked questions about the Annual Meeting.

You are welcome to attend the Annual Meeting in person. Whether or not you expect to attend the meeting, you are requested to read the enclosed proxy statement and to sign, date and return the accompanying proxy as soon as possible. This will assure your representation and a quorum for the transaction of business at the meeting.

Sincerely,

/s/ Terry Belmont
Terry Belmont
Chairman of the Board of Directors

Cupertino, California
March 17, 2017

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Meeting Date: April 28, 2017

To the Stockholders of Cellular Biomedicine Group, Inc.:

The 2017 Annual Meeting of Stockholders will be held at our office at 19925 Stevens Creek Blvd., Suite 100, Cupertino, California 95014 at 9:00 a.m. Pacific Daylight Time. During the Annual Meeting, stockholders will be asked to:

(1)	Elect three (3) “Class II” directors, each of whom will be elected for a three year term, or until the election and qualification of their successors;

(2)	Ratify the appointment of BDO China Shu Lun Pan Certified Public Accountants LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and

(3)	Approve an amendment to the Company’s 2014 Stock Equity Incentive Plan to increase the number of shares available for issuance thereunder by 1,000,000 shares;

(4)	Conduct a non-binding advisory vote on executive compensation; and

(5)	Transact any other business properly brought before the Annual Meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on March 10, 2017, as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. If you are a stockholder as of March 10, 2017, you may vote at the meeting. The date of disseminating this Notice of Meeting and Proxy Statement is on or about March 17, 2017.

For a period of 10 days prior to the Annual Meeting, a stockholders list will be kept at our office and shall be available for inspection by stockholders during usual business hours. A stockholders list will also be available for inspection at the Annual Meeting.

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, you are requested to read the enclosed proxy statement and to sign, date and return the accompanying proxy as soon as possible. This will assure your representation and a quorum for the transaction of business at the meeting. If you attend the meeting in person, the proxy will not be used if you so request by revoking it as described in the proxy statement.

By order of our Board of Directors

/s/ Bizuo (Tony) Liu
Bizuo (Tony) Liu
Chief Executive Officer and Chief Financial Officer

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 28, 2017:

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Notice, Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended December 31, 2016 are available at https://www.iproxydirect.com/CBMG. If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before April 18, 2017 to facilitate timely delivery.

To request by phone: 1-866-752-VOTE(8683)

To request by e-mail: proxy@iproxydirect.com

To request on the Internet: https://www.iproxydirect.com/CBMG

If you have any questions about accessing materials or voting, please call Issuer Direct at 919-481-4000 ext 120 or 117.

THE PROXY PROCEDURE

In lieu of a paper copy of the proxy materials, on or about March 17, 2017, we will first disseminate to our stockholders of record and beneficial owners of shares of common stock of Cellular Biomedicine Group, Inc. (which may be referred to in this Proxy Statement as “we,” “us,” “CBMG,” or the “Company”) a Notice of Internet Availability of Proxy Materials (the “Notice”) in connection with the solicitation of proxies by our board of directors (“Board”) for our annual meeting of stockholders to be held on April 28, 2017, at 9:00 a.m. PDT at our office at 19925 Stevens Creek Blvd., Suite 100, Cupertino, California 95014 (referred to as the “Annual Meeting”). Stockholders who received the notice will have the ability to access this Proxy Statement and the accompanying proxy card over the Internet and to request a paper copy of the proxy materials by internet, email, or telephone. Our Board encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the Annual Meeting. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically on an ongoing basis. A stockholder’s election to receive proxy materials by mail or electronically by email will remain in effect until the stockholder terminates such election.

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QUESTIONS AND ANSWERS ABOUT THE MEETING

What am I voting on?

At this year’s meeting, you will be asked to:

(1)	Elect three (3) “Class II” directors, each of whom will be elected for a term of three years, or until the election and qualification of their successors;

(2)	Ratify the appointment of BDO China Shu Lun Pan Certified Public Accountants LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017;

(3)	Approve amendment to the Company’s 2014 Stock Incentive Plan to increase the number of shares available for issuance thereunder by 1,000,000 shares;

(4)	Conduct a non-binding advisory vote on our executive compensation; and

(5)	Transact any other business properly brought before the Annual Meeting or any adjournments thereof.

Who is entitled to vote at the Annual Meeting, and how many votes do they have?

Stockholders of record at the close of business on March 10, 2017 (the “Record Date”) may vote at the Annual Meeting. Pursuant to the rights of our stockholders contained in our charter documents each share of our common stock has one vote. There were 14,281,350 shares of common stock outstanding on March 10, 2017. From April 18, 2017 through April 27, 2017, you may inspect a list of stockholders eligible to vote. If you would like to inspect the list, please call Andrew Chan, our Secretary, at (408) 973-7884 to arrange a visit to our offices. In addition, the list of stockholders will be available for viewing by stockholders at the Annual Meeting.

How do I vote?

You may vote over the Internet, by telephone, by mail or in person at the Annual Meeting. Please be aware that if you vote by telephone or over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

Vote by Internet. You can vote via the Internet at www.iproxydirect.com/CBMG. You will need to use the control number appearing on your proxy card to vote via the Internet. You can use the Internet to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 27, 2017. Internet voting is available 24 hours a day. If you vote via the Internet, you do not need to vote by telephone or return a proxy card.

Vote by Telephone. You can vote by telephone by calling the toll-free telephone number 1-866-752-VOTE (8683). You will need to use the control number appearing on your proxy card to vote by telephone. You may transmit your voting instructions from any touch-tone telephone up until 11:59 p.m. Eastern Time on April 27, 2017. Telephone voting is available 24 hours a day. If you vote by telephone, you do not need to vote over the Internet or return a proxy card.

Vote by Mail. If you received a printed proxy card, you can vote by marking, dating and signing it, and returning it in the postage-paid envelope provided to Cellular Biomedicine Group, Inc., c/o Issuer Direct, 500 Perimeter Park Drive, Suite D, Morrisville, NC 27560. Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Annual Meeting.

Vote in Person at the Meeting. If you attend the Annual Meeting and plan to vote in person, we will provide you with a ballot at the Annual Meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the Annual Meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, if you wish to vote at the Annual Meeting, you will need to bring to the Annual Meeting a legal proxy from your broker or other nominee authorizing you to vote those shares.

If you vote by any of the methods discussed above, you will be designating Tony Liu, our Chief Executive Officer and Chief Financial Officer, as your proxy, and he will vote your shares on your behalf as you indicate.

Submitting a proxy will not affect your right to attend the Annual Meeting and vote in person.

If your shares are held in the name of a bank, broker or other nominee, you will receive separate voting instructions from your bank, broker or other nominee describing how to vote your shares. The availability of Internet voting will depend on the voting process of your bank, broker or other nominee. Please check with your bank, broker or other nominee and follow the voting instructions it provides.

Can I receive future materials via the internet?

If you vote by internet, simply follow the prompts for enrolling in electronic proxy delivery service. This will reduce the Company’s printing and postage costs in the future, as well as the number of paper documents you will receive.

What is a proxy?

A proxy is a person you appoint to vote on your behalf. By using the methods discussed above, you will be appointing Tony Liu, our Chief Executive Officer and Chief Financial Officer, as your proxy. He will vote on your behalf, and will have the authority to appoint a substitute to act as proxy. If you are unable to attend the Annual Meeting, please vote by proxy so that your shares of common stock may be voted.

How will my proxy vote my shares?

If you are a stockholder of record, your proxy will vote according to your instructions. If you choose to vote by mail and complete and return the enclosed proxy card but do not indicate your vote, your proxy will vote “FOR” the election of the nominated slate of Class II directors (see Proposal 1); “FOR” the ratification of BDO China Shu Lun Pan Certified Public Accountants LLP (“BDO China”) as our independent registered public accounting firm for the fiscal year ending December 31, 2017 (see Proposal 2); “FOR” the amendment to the Company’s 2014 Stock Equity Incentive Plan to increase the number of shares available for issuance thereunder by 1,000,000 shares (See Proposal 3); and “FOR” the advisory resolution on executive compensation (see Proposal 4). We do not intend to bring any other matter for a vote at the Annual Meeting, and we do not know of anyone else who intends to do so. Your proxies are authorized to vote on your behalf, however, using their best judgment, on any other business that properly comes before the Annual Meeting.

If your shares are held in the name of a bank, broker or other nominee, you will receive separate voting instructions from your bank, broker or other nominee describing how to vote your shares. The availability of Internet voting will depend on the voting process of your bank, broker or other nominee. Please check with your bank, broker or other nominee and follow the voting instructions your bank, broker or other nominee provides.

You should instruct your bank, broker or other nominee how to vote your shares. If you do not give voting instructions to the bank, broker or other nominee, the bank, broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers have the discretion to vote on routine matters, such as the ratification of the selection of accounting firms, but do not have discretion to vote on non-routine matters. Under the regulations applicable to New York Stock Exchange member brokerage firms (many of whom are the record holders of shares of our common stock), the uncontested election of directors is no longer considered a routine matter. Matters related to executive compensation are also not considered routine. As a result, if you are a beneficial owner and hold your shares in street name, but do not give your broker or other nominee instructions on how to vote your shares with respect to these matters, votes may not be cast on your behalf. If your bank, broker or other nominee indicates on its proxy card that it does not have discretionary authority to vote on a particular proposal, your shares will be considered to be “broker non-votes” with regard to that matter. Broker non-votes will be counted as present for purposes of determining whether enough votes are present to hold our Annual Meeting, but a broker non-vote will not otherwise affect the outcome of a vote on a proposal that requires a majority of the votes cast. With respect to a proposal that requires a favorable vote of a majority of the outstanding shares, a broker non-vote has the same effect as a vote against the proposal.

How do I change my vote?

If you are a stockholder of record, you may revoke your proxy at any time before your shares are voted at the Annual Meeting by:

●	Notifying our corporate Secretary Andrew Chan, in writing at 19925 Stevens Creek Blvd., Suite 100, Cupertino, California 95014, that you are revoking your proxy;

●
Submitting a proxy at a later date via the Internet, or by signing and delivering a proxy card relating to the same shares and bearing a later date than the date of the previous proxy prior to the vote at the Annual Meeting, in which case your later-submitted proxy will be recorded and your earlier proxy revoked; or

●	Attending and voting by ballot at the Annual Meeting.

If your shares are held in the name of a bank, broker or other nominee, you should check with your bank, broker or other nominee and follow the voting instructions provided.

What constitutes a quorum?

The holders of a majority of the Company’s eligible votes as of the record date, either present or represented by proxy, constitute a quorum. A quorum is necessary in order to conduct the Annual Meeting. If you choose to have your shares represented by proxy at the Annual Meeting, you will be considered part of the quorum. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. If a quorum is not present at the Annual Meeting, the stockholders present in person or by proxy may adjourn the meeting to a later date. If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting.

What vote is required to approve each proposal?

Election of Directors. For Proposal 1, the election of directors, the nominees will be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. You may choose to vote, or withhold your vote, separately for each nominee. A properly executed proxy or voting instructions marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for the purposes of determining whether there is a quorum.

Ratification of the Appointment of Independent Registered Public Accounting Firm. For Proposal 2, the affirmative vote of the holders of shares of common stock entitled to vote must exceed the votes cast against the proposal, in order for the proposal to be approved.

Amendment to the Company’s 2014 Stock Incentive Plan. For Proposal 3, the affirmative vote of the holders of shares of common stock entitled to vote must exceed the votes cast against the proposal, in order for the proposal to be approved.

Non-Binding Advisory Vote to Approve Executive Compensation. For Proposal 4, the compensation awarded to our named executive officers requires the affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of shares of common stock entitled to vote.

Other Proposals. Any other proposal that might properly come before the meeting will require the affirmative vote of the holders of shares of common stock entitled to vote to exceed the votes cast against the proposal for the proposal to be approved, except when a different vote is required by law, our certificate of incorporation or our Bylaws. On any such proposal, abstentions will be counted as present and entitled to vote on that matter for purposes of establishing a quorum, but will not be counted for purposes of determining the number of votes cast.

Abstentions and broker non-votes with respect to any matter will be counted as present and entitled to vote on that matter for purposes of establishing a quorum, but will not be counted for purposes of determining the number of votes cast. Accordingly, abstentions and broker non-votes will have no effect on the outcome of voting with respect to any of the Proposals.

What percentage of our common stock do our directors and officers own?

As of March 10, 2017, our current directors and executive officers beneficially owned approximately 8.2% of our common stock outstanding. See the discussion under the heading “Security Ownership of Certain Beneficial Owners and Management” on page 37 for more details.

Who is soliciting proxies, how are they being solicited, and who pays the cost?

We, on behalf of our Board, through our directors, officers, and employees, are soliciting proxies primarily by mail. Further, proxies may also be solicited in person, by telephone, or facsimile. We will pay the cost of soliciting proxies. We will also reimburse stockbrokers and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of our common stock.

Who is our Independent Registered Public Accounting Firm, and will they be represented at the Annual Meeting?

BDO USA LLP (“BDO USA”) served as the independent registered public accounting firm auditing and reporting on our financial statements for the fiscal year ended December 31, 2014 and BDO China served as the independent registered public accounting firm auditing and reporting on our financial statements for the fiscal years ended December 31, 2015 and 2016. BDO China has been appointed by our Board to serve as our independent registered public accounting firm for the fiscal year ended December 31, 2017. We expect that representatives of BDO China will not be present at the Annual Meeting.

What are the recommendations of our Board?

The recommendations of our Board are set forth together with the description of each proposal of this Proxy Statement. In summary, the Board recommends a vote:

● FOR the election of the three nominated Class II directors (see Proposal 1);
● FOR the ratification of BDO China Shu Lun Pan Certified Public Accountants LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 (see Proposal 2);
● FOR an amendment to the Company’s 2014 Stock Equity Incentive Plan (see Proposal 3); and
● FOR the advisory resolution on executive compensation (see Proposal 4).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

If you sign and return your proxy card but do not specify how you want to vote your shares, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board.

GOVERNANCE OF THE COMPANY

Our business, property and affairs are managed by, or under the direction of, our Board, in accordance with the Delaware General Corporation Laws and our Bylaws. Members of the Board are kept informed of our business through discussions with the Chief Executive Officer and other key members of management, by reviewing materials provided to them by management, and by participating in meetings of the Board and its committees comprised of certain directors (“Committees”).

Stockholders may communicate with the members of the Board, either individually or collectively, or with any independent directors as a group by writing to the Board at 19925 Stevens Creek Blvd., Suite 100, Cupertino, California, 95014. These communications will be reviewed by the office of the corporate Secretary who, depending on the subject matter, will (a) forward the communication to the director or directors to whom it is addressed or who is responsible for the topic matter, (b) attempt to address the inquiry directly (for example, where it is a request for publicly available information or a stock related matter that does not require the attention of a director), or (c) not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic. At each meeting of the Board, the corporate Secretary presents a summary of communications received and will make those communications available to any director upon request.

Independence of Directors

In determining the independence of our directors, the Board applied the definition of “independent director” provided under the listing rules of The NASDAQ Stock Market LLC (“NASDAQ”). Pursuant to these rules, the Board concluded its annual review of director independence in September 2016. After considering all relevant facts and circumstances, the Board affirmatively determined that Messrs. Terry Belmont, Nadir Patel and Hansheng Zhou, each of whom are now serving on the Board and are continuing to serve their terms, are independent within the definition of independence under the NASDAQ rules. Tony Liu and Wen Tao (Steve) Liu are not independent directors. Additionally, Gang Ji and Chun Kwok Alan Au, two of the directors nominated for election as a Class II director, have been determined to meet the definition of independence under the NASDAQ rules. If the two director candidates nominated for Class II director positions, namely Gang Ji and Chun Kwok Alan Au, are elected at the Annual Meeting, and assuming our other directors remain in office, our Board will consist of a majority of five independent directors out of a total of seven directors on our Board.

Board Meetings; Annual Meeting Attendance

Our Board of Directors held four formal meetings and five actions for unanimous written consent during the most recently completed fiscal year. Each of the members of our Board of Directors was present at all of the Board of Directors meetings held. Other proceedings of the Board of Directors were conducted by resolutions consented to in writing by all the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the corporate laws of the State of Delaware and our bylaws, as valid and effective as if they had been passed at a meeting of the directors duly called and held.

We currently do not have a policy regarding the attendance of board members at the annual meeting of stockholders.

Board Committees

On February 20, 2013, the Board authorized formation of an audit committee, compensation committee and nominating committee and on March 12, 2013 adopted charters. Our independent directors have been appointed to these committees as follows:

Name	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee
Nadir Patel	Chair		X
Terry A. Belmont	X	Chair	X
Gang Ji		X
Chun Kwok Alan Au	X		Chair
Hansheng Zhou		X

Audit Committee

The Audit Committee consists of Chun Kwok Alan Au, Terry Belmont and Nadir Patel (serving as Chairman), each of whom are “independent” as defined under section 5605 (a)(2) of the NASDAQ Listing Rules. In addition, the Board has determined that each member of the Audit Committee qualifies as an “audit committee financial expert” as defined in the rules of the Securities and Exchange Commission (SEC). The Audit Committee operates pursuant to a charter, which can be viewed on our website at www.cellbiomedgroup.com (under “Investor Relations”). The Audit Committee is expected to convene regular meetings following the Annual Meeting. The role of the Audit Committee is to:

● oversee management’s preparation of our financial statements and management’s conduct of the accounting and financial reporting processes;

● oversee management’s maintenance of internal controls and procedures for financial reporting;

● oversee our compliance with applicable legal and regulatory requirements, including without limitation, those requirements relating to financial controls and reporting;

● oversee the independent auditor’s qualifications and independence;

● oversee the performance of the independent auditors, including the annual independent audit of our financial statements;

● discharge such duties and responsibilities as may be required of the Audit Committee by the provisions of applicable law, rule or regulation.

Compensation Committee

The Compensation Committee consists of Terry Belmont (serving as Chairman), Hansheng Zhou and Gang Ji, each of whom is “independent” as defined in section 5605(a)(2) of the NASDAQ Listing Rules. The Compensation Committee is expected to convene regular meetings after the Annual Meeting. The role of the Compensation Committee is to:

● develop and recommend to the Board the annual compensation (base salary, bonus, stock options and other benefits) for our President/Chief Executive Officer;

● review, approve and recommend to the Board the annual compensation (base salary, bonus and other benefits) for all of our executives;

● review, approve and recommend to the Board the aggregate number of equity awards to be granted to employees below the executive level;

● ensure that a significant portion of executive compensation is reasonably related to the long-term interest of our stockholders; and

● prepare certain portions of our annual Proxy Statement, including an annual report on executive compensation.

A copy of the charter of the Compensation Committee is available on our website at www.cellbiomedgroup.com (under “Investor Relations”).

The Compensation Committee may form and delegate a subcommittee consisting of one or more members to perform the functions of the Compensation Committee. The Compensation Committee may engage outside advisers, including outside auditors, attorneys and consultants, as it deems necessary to discharge its responsibilities. The Compensation Committee has sole authority to retain and terminate any compensation expert or consultant to be used to provide advice on compensation levels or assist in the evaluation of director, President/Chief Executive Officer or senior executive compensation, including sole authority to approve the fees of any expert or consultant and other retention terms. In addition, the Compensation Committee considers, but is not bound by, the recommendations of our Chief Executive Officer or President with respect to the compensation packages of our other executive officers.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, or the “Governance Committee”, consists of Alan Au (serving as Chairman), Nadir Patel and Terry Belmont and Mr. Au acting as Chairman, each of whom is “independent” as defined in section 5605(a)(2) of the NASDAQ Listing Rules. The Governance Committee is expected to convene regular meetings following the Annual Meeting. The role of the Governance Committee is to:

● evaluate from time to time the appropriate size (number of members) of the Board and recommend any increase or decrease;

● determine the desired skills and attributes of members of the Board and its committees, taking into account the needs of the business and listing standards;

● establish criteria for prospective members, conduct candidate searches, interview prospective candidates, and oversee programs to introduce the candidate to us, our management, and operations;

● review planning for succession to the position of Chairman of the Board and Chief Executive Officer and other senior management positions;

● annually recommend to the Board persons to be nominated for election as directors and appointment as members of committees;

● adopt or develop for Board consideration corporate governance principles and policies; and review and report to the Board on the effectiveness of corporate governance procedures and the Board as a governing body, including conducting an annual self-assessment of the Board and its standing committees.

● periodically review and report to the Board on the effectiveness of corporate governance procedures and the Board as a governing body, including conducting an annual self-assessment of the Board and its standing committees.

A copy of the charter of the Governance Committee is available on our website at www.cellbiomedgroup.com (under “Investor Relations”).

Policy with Regard to Stockholder Recommendations

The Governance Committee does not presently have a policy with regard to consideration of any director candidates recommended by our stockholders. No stockholder (other than members of the Governance Committee) has recommended a candidate to date.

Director Qualifications and Diversity

The Board seeks independent directors who represent a diversity of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. Candidates should have substantial experience with one or more publicly traded companies or should have achieved a high level of distinction in their chosen fields. The Board is particularly interested in maintaining a mix that includes individuals who are active or retired executive officers and senior executives, particularly those with experience in biomedicine, medical and drug regulation in China, intellectual property, early-stage companies, research and development, strategic planning, business development, compensation, finance, accounting and banking.

In evaluating nominations to the Board of Directors, the Governance Committee also looks for certain personal attributes, such as integrity, ability and willingness to apply sound and independent business judgment, comprehensive understanding of a director’s role in corporate governance, availability for meetings and consultation on Company matters, and the willingness to assume and carry out fiduciary responsibilities. The Governance Committee took these specifications into account in formulating and re-nominating its present Board members.

The current director candidates, Tony Liu, Alan Au and Gang Ji, were recommended by management and nominated by the full board of directors.

Code of Business Conduct and Ethics

We have adopted a code of ethics, which applies to all our directors, officers and employees and comprises written standards that are reasonably designed to deter wrongdoing and to promote the behavior described in Item 406 of Regulation S-K promulgated by the SEC. A copy of our “Code of Business Conduct and Ethics” is available on our website at www.cellbiomedgroup.com (under “Investor Relations/Corporate Governance”). In the event that we make any amendments to, or grant any waivers of, a provision of our Code of Business Conduct and Ethics for Officers, Directors and Employees that applies to the principal executive officer, principal financial officer or principal accounting officer that requires disclosure under applicable SEC rules, we intend to disclose such amendment or waiver and the reasons therefor in a Form 8-K or in our next periodic report.

Conflicts of Interest

Members of our management are associated with other firms involved in a range of business activities. Consequently, there are potential inherent conflicts of interest in their acting as officers and directors of our company. Although the officers and directors are engaged in other business activities, we anticipate they will devote an important amount of time to our affairs.

Our officers and directors are now and may in the future become stockholders, officers or directors of other companies, which may be formed for the purpose of engaging in business activities similar to ours. Accordingly, additional direct conflicts of interest may arise in the future with respect to such individuals acting on behalf of us or other entities. Moreover, additional conflicts of interest may arise with respect to opportunities which come to the attention of such individuals in the performance of their duties or otherwise. Currently, we do not have a right of first refusal pertaining to opportunities that come to their attention and may relate to our business operations.

Our officers and directors are, so long as they are our officers or directors, subject to the restriction that all opportunities contemplated by our plan of operation which come to their attention, either in the performance of their duties or in any other manner, will be considered opportunities of, and be made available to us and the companies that they are affiliated with on an equal basis. A breach of this requirement will be a breach of the fiduciary duties of the officer or director. If we or the companies with which the officers and directors are affiliated both desire to take advantage of an opportunity, then said officers and directors would abstain from negotiating and voting upon the opportunity. However, all directors may still individually take advantage of opportunities if we should decline to do so. Except as set forth above, we have not adopted any other conflict of interest policy with respect to such transactions.

Review, Approval or Ratification of Transactions with Related Persons

The Board of Directors reviews issues involving potential conflicts of interest, and reviews and approves all related party transactions, including those required to be disclosed as a “related party” transaction under applicable federal securities laws. The Board has not adopted any specific procedures for conducting reviews of potential conflicts of interest and considers each transaction in light of the specific facts and circumstances presented. However, to the extent a potential related party transaction is presented to the Board, the Company expects that the Board would become fully informed regarding the potential transaction and the interests of the related party, and would have the opportunity to deliberate outside of the presence of the related party. The Company expects that the Board would only approve a related party transaction that was in the best interests of, and fair to, the Company, and further would seek to ensure that any completed related party transaction was on terms no less favorable to the Company than could be obtained in a transaction with an unaffiliated third party.

Board Leadership Structure and Risk Oversight

The Chairman of the Board, who is a different individual from the Chief Executive Officer, presides at all meetings of the Board. The Chairman is appointed on an annual basis by majority vote of the directors, excluding the vote of the appointee.

Enterprise risks are identified and prioritized by management and each prioritized risk is assigned to a Board committee or the full Board for oversight as follows:

Full Board - Risks and exposures associated with strategic, financial and execution risks and other current matters that may present material risk to our operations, plans, prospects or reputation.

Audit Committee - Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies, investment guidelines and credit and liquidity matters.

Nominating and Corporate Governance Committee - Risks and exposures relating to corporate governance and management and director succession planning.

Compensation Committee - Risks and exposures associated with leadership assessment, and compensation programs and arrangements, including incentive plans.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) requires the Company’s directors and executive officers, and persons who beneficially own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of our common stock. The rules promulgated by the SEC under Section 16(a) of the Exchange Act require those persons to furnish us with copies of all reports filed with the Commission pursuant to Section 16(a). The information in this section is based solely upon a review of Forms 3, Forms 4, and Forms 5 received by us.

We believe that all of the Company's executive officers, directors and 10% stockholders have timely complied with their filing requirements during the year ended December 31, 2016, except that Wei Cao inadvertently reported late one acquisition and one disposition of common stock transpired in 2016 and Terry Belmont inadvertently reported late his Form 5 in 2016.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee shall not be deemed incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate it by reference therein.

The Audit Committee of the Board has:

● reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2016 with management;
● discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and
● received the written disclosures and letter from the independent auditors required by the applicable requirements of the Public Accounting Oversight Board regarding the independent auditors communications with the Audit Committee concerning independence, and has discussed with BDO China matters relating to its independence.

In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board that the financial statements audited by BDO China for the fiscal year ended December 31, 2016 be included in its Annual Report on Form 10-K for such fiscal year.

The Audit Committee and the Board have also, respectively, recommended and approved the selection of the Company’s current independent auditor, which approval is subject to ratification by the Company’s stockholders.

Submitted by:

The Audit Committee of the Board of Directors

/s/ Nadir Patel, Chairman
/s/ Chun Kwok Alan Au
/s/ Terry Belmont

REPORT OF THE COMPENSATION COMMITTEE

The following Report of the Compensation Committee shall not be deemed incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate it by reference therein.

Our Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) for the fiscal year ended December 31, 2016 included in this proxy statement. Based on that review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in the proxy statement.

Submitted by:

The Compensation Committee of the Board of Directors

/s/ Terry Belmont, Chairman
/s/ Gang Ji
/s/ Hansheng Zhou

COMPENSATION DISCUSSION AND ANALYSIS

2016 Named Executive Officers

Wen Tao (Steve) Liu - Executive Chairman of the Board (term as Chairman expired in February 2016)
Wei (William) Cao - Chief Executive Officer (resigned as Chief Executive Officer effective February 2016)
Bizuo (Tony) Liu - Chief Executive Officer (since February 2016), Acting Chief Financial Officer (since February 2016), and Secretary (until September 2016)
Richard Wang – Chief Operating Officer (from May 2015 to February 2017)
Yihong Yao – Chief Scientific Officer (since August 2015)
Andrew Chan – Secretary (since September 2016) and Senior Vice President

This section explains how the Compensation Committee of the Board of Directors oversees our executive compensation programs and discusses the compensation earned by CBMG’s named executive officers, also referenced to herein as our listed officers. For additional information about compensation to our named officers and directors, see "Executive Compensation and Related Information" beginning on page 28 of this proxy statement.

Executive Summary

2016 was a critical year for CBMG, reflected in our prioritization of our cancer therapeutic technologies and a focus of our efforts on developing CAR-T clinical trials.

For fiscal year ended December 31, 2016, we achieved net revenue of $0.6 million, down 75% from 2015, operating loss of $28.4 million, down 36% from 2015, and diluted loss per share of $2.09, down 17% from 2015. This drop mainly resulted from (i) the re-prioritization and focusing our efforts on developing CAR-T clinical trials instead of cell therapy technology services and (ii) impairment of certain legacy investments. Total Shareholder Return (“TSR”) is a measure of the performance of the Company’s stock over time. It combines stock price appreciation and dividends paid, if any, to show the total return to the stockholder expressed as an annualized percentage. The Company’s TSR was 153.1% for 2014, 66.5% for 2015 and -39%% for 2016. The Nasdaq Healthcare Index was 28.5%, 6.9% and -16.9%, and Russell 3000 Index was 12.6%, 0.48% and 12.74%. The five-year cumulative TSR is 262% for the Company, 228% for the Nasdaq Healthcare Index and 198% for the Russell 3000 Index. Because our Stock and Option grants and awards are based on the grant date and cannot be accrued in accordance with U.S. GAAP, the earned awards are reported in arrears.

We used the Black Scholes model for our stock options grant valuation. Specifically we used the following assumptions in our modeling for the 2016 issued options:

● Expected volatility – 88.44% to 90.03%; and
● Risk-free rate of return – 1.07% to 2.17% ; and
● Dividend yield –zero; and
● Time to exercise – six years.

In addition, we did not consider non-transferability but used a 11% risk of forfeiture for employees, advisors and Directors and Officers.

Because the majority of our executive compensation is tied to performance and TSR, our Chief Executive Officer, Chief Operating Officer and Chief Scientific Officer saw a decrease in their total compensation in 2016 as compared to 2015. The decrease is mainly a result of reduced number of option awards. In 2016 we started granting restricted stock units ("RSUs") to some of our listed officers, which better align their compensation with the long-term interests of CBMG stockholders by focusing our executive officers on TSR. We believe the compensation structure, including the grant of restricted stock awards to certain listed officers in 2016, is commensurate with industry standards, namely for executives in the highly in-demand immune cell therapy industry and executives with substantial experience at larger pharmaceutical companies in the industry. However, attracted by a potentially large cancer immune cell therapy market in China, recently some U.S. companies have been making inroads in China. Specifically, these U.S. companies are establishing their foothold in geographical areas close to our China operations. The presence of these companies in China have created a new risk on talent retention that we are seeking to address through the addition of a long-term incentive plan for officers beginning in 2017.

Stockholder Engagement and “Say on Pay” Vote

At our annual meeting of stockholders in 2014, our stockholders approved by advisory vote the Company’s compensation to its executives and determined to conduct advisory votes every three years. As such, we are providing stockholders with a non-binding advisory vote on executive compensation at our 2017 annual meeting of stockholder. The Compensation Committee plans to take into consideration the percentage of votes cast “For” our advisory “say on pay” proposal. The Board believes that “say on pay” “For” results can be an affirmation of the structural soundness of our executive compensation programs, which will include our long-term incentive plan for business continuity and talent retention.

2016 Compensation of Our Listed Officers

Performance and Incentive Pay for 2016

CBMG has a long-standing commitment to pay-for-performance that we implement by providing the majority of compensation through arrangements that are designed to hold our executive officers accountable for business results and reward them for strong corporate performance and creation of value for our stockholders. Our executive compensation programs are periodically adjusted over time so that they support our business goals and promote long-term growth of the company.

As illustrated below, approximately 71% of targeted total direct compensation in 2016 for Mr. Liu, our Chief Executive Officer, was performance-based, consisting of approximately 71% equity, and 0% annual incentive cash bonus. Only 27% of his compensation, in the form of base salary, was fixed, ensuring a strong link between his targeted total direct compensation and the company result. The remaining 2% of other compensation is healthcare insurance premium expense.

Note: 2016 Officers Compensation data is prepared on the below basis: (i) Salary, bonus and all other compensation is on a cash basis. and (ii) For stock and option awards, the illustrated amount is the grant date fair value calculated according to U.S. GAAP without amortizing over the vesting periods. Under this method, the compensation cannot be accrued due to the Company's inability to ascertain the stock option exercise price and grant date, and the amount of cash bonus that the Compensation Committee may grant to each officer as of the fiscal year end.

The majority of executive compensation for our listed officers is delivered through programs that link pay realized by executive officers with both operational results and with TSR. As noted below, equity-based compensation comprises a significant portion of each listed officer’s compensation package and consists of variable performance-based stock options and RSUs, which we believe aligns compensation with the long-term interests of CBMG’s stockholders by focusing our listed officers on TSR. As a result, total compensation for each listed officer varies with both individual performance and CBMG’s performance in achieving financial and non- financial objectives established by our Compensation Committee.

The following chart shows the allocation of the listed officers’ total direct compensation paid or granted for 2016, reflecting the extent to which their total direct compensation consists of performance-based compensation.

2016 Total Direct Compensation Chart

2016 Cash Compensation

As reflected in the table below and commensurate with the industry’s practice , Mr. Steve Liu’s salary was reduced to reflect reduced responsibilities. Mr. Tony Liu and Mr. Andrew Chan’s salary were increased to reflect increased responsibilities.

Mr. Richard Wang and Mr. Yihong Yao joined the Company in May 2015 and August 2015, respectively, and their increase in salary below reflects their full year work period in 2016.

2016 Incentive Compensation Payouts

Based in part on the significant achievement in the closing in the first half of 2016 of a $43 million funding at a premium to market share price, the Chief Executive Officer received a performance cash bonus paid out in 2016. And because of the biotech segment’s major setback in the stock market TSR was not weighed as heavily when determining the level of management’s incentive Stock Option Awards.

In addition, we strive to be competitive with other similarly situated companies in our industry. The process of developing biopharmaceutical products and bringing those products to market is a long-term proposition and outcomes may not be measurable for several years. Therefore, in order to build long-term value for us and our stockholders, and in order to achieve our business objectives, we believe that we must compensate our officers and employees in a competitive and fair manner that reflects our current activities but also reflects contributions to building long-term value. On January 20 and 21, 2017, the Compensation Committee reviewed the 2016 annual performance results evaluated how each listed officer met his performance targets in 2016 and determined the final performance-based payouts as follows:

Note 1: These non-qualified options with exercise price of $12.55 were all granted on January 21, 2017 and vested immediately on the grant date.

Note 2: These non-qualified options with exercise price of $12.55 were all granted on January 20, 2017 and vested immediately on the grant date.

The table below summarizes the 2016 performance criteria which the Compensation Committee used to evaluate the listed officers’ performance and determine their performance-based payouts.

Category	2016 Goals
Financials	Financing; Growth in Top Line and Gross Margin, management of approved budget, and maintenance of ample working capital
Corporate Development	Develop strategic partnership and acquisition of complementary technologies
Product Development	Manage Clinical Trials execution

2016 Officers Compensation data is prepared on the below basis: (i) Salary, bonus and all other compensation is on a cash basis; and (ii) For stock and option awards, the illustrated amount is the grant date fair value calculated according to U.S. GAAP without amortizing over the vesting periods. Under this method, the compensation cannot be accrued due to the Company's inability to ascertain the stock option exercise price and grant date, and the amount of cash bonus that the Compensation Committee may grant to each officer as of the fiscal year end. For purpose of clarity and in order to reflect the Compensation Committee’s late January 2017 decision as to 2016 performance, we are providing a pro-forma 2016 Officers Compensation to indicate all compensation that has been earned and accrued by each listed officer in 2016.

Note 1: Approved by Compensation Committee in January 2017 as earned 2016 performance award. included in 2016 year end general accruals.
Note 2: Approved by Compensation Committee in January 2017 recorded as 2017 option expenses.
Note 3: Predominantly health insurance expenses.
Note 4: It represents 30,000 nonqualified options with exercise price of $12.55 were all granted on January 21, 2017 and vested immediately on the grant date.
Note 5: It represents 15,000 nonqualified options with exercise price of $12.55 were all granted on January 20, 2017 and vested immediately on the grant date.

Changes to Compensation Program

2016 was a forgettable year for biopharmaceutical companies with key indices trailing the S&P500. By most accounts it was a very bad year for biopharmaceutical stocks. Fueled by various drug pricing controversies and other setbacks, the biopharmaceutical segment experienced substantial downward stock price volatility in the capital markets. Generalist participation in the segment was essentially non-existent. In addition, attracted by a potentially large cancer immune cell therapy market in China, U.S. biopharmaceutical companies started to make inroads in China, establishing their foothold in geographical areas close to our China operations. We have spent many years recruiting talent and training our people. Our employees are highly coveted and have cultivated valuable relationships with the cell therapy clinical partners. However, cell therapy is a relatively new science, the talent pool is limited and there is a dearth of trained specialists in this discipline. Against this backdrop, the Compensation Committee conducted a review of our compensation program in late January 2017. The Committee reviewed its compensation structure and its individual components to ensure we provide a competitive executive compensation scheme commensurate to retain and attract talented leaders to bolster our continued journey to advance our clinical trials and to bring our cell therapies to commercialization. The Committee established a long-term incentive plan (“LTIP”) that will take effect in 2017 to mitigate increased talent retention risk. We believe the new addition of the long-term incentive plan is necessary to attract and retain key personnel. One of the elements in the long-term incentive is tied to long-term stock price performance. We believe that upon diligent execution and product commercialization the fundamentals will speak for itself and the stock price will eventually reflect our value. Thus the 2017 LTIP not only seeks to encourage talent retention, it is also aligned with stockholders’ best interests.

Elements of Our Compensation Program and Why We Chose Each

Main Compensation Components

Our company-wide compensation program, including for our key executives, is broken down into three main components: base salary, performance cash bonuses and potential long-term compensation in the form of stock options or restricted stock units (“RSUs”). We believe these three components constitute the minimum essential elements of a competitive compensation package in our industry. In January 2017, as part of an effort to boost talent retention, we also created an LTIP for our named executives and selected senior officers, which compensates such employees with performance-based RSUs as well as time-based RSUs and stock options.

Salary

Base salary is used to recognize the experience, skills, knowledge and responsibilities required of our executives as well as recognizing the competitive nature of the biopharmaceutical industry. This is determined partially by evaluating our peer companies as well as the degree of responsibility and experience levels of our executives and their overall contributions to our company. Base salary is one component of the compensation package for our key executives; the other components being cash bonuses, annual equity grants, a long-term incentive plan and our benefit programs. Base salary is determined in advance whereas the other components of compensation are awarded in varying degrees following an assessment of the performance of the executive. This variegated approach to compensation reflects the philosophy of our board of directors and its Compensation Committee to emphasize and reward, on an annual basis, performance levels achieved by our executives.

Performance Cash Bonus Plan

We have a performance cash bonus plan under which bonuses are paid to our executives based on achievement of our performance goals and objectives established by the Compensation Committee and/or our Board as well as on individual performance. The bonus program is discretionary and is intended to: (i) strengthen the connection between individual compensation and the Company’s corporate achievements; (ii) encourage teamwork among all disciplines within our company; (iii) reinforce our pay-for-performance philosophy by awarding higher bonuses to higher performing employees; and (iv) help ensure that our cash compensation is competitive. The Compensation Committee and our Board also has the discretion, after consulting with our CEO, to not pay cash bonuses in order that we may conserve cash and support ongoing development programs and commercialization efforts. Regardless of our cash position, we consistently grant annual merit-based stock options to continue incentivizing both our senior management and our employees.

Based on their employment agreements, each executive is assigned a target payout under the performance cash bonus plan, expressed as a percentage of base salary for the year. Actual payouts under the performance cash bonus plan are based on an assessment of both individual and corporate achievements, each of which is separately weighted as a component of such officer’s target payout. For executive officers, the corporate goals receive the highest weighting in order to ensure that the bonus system for our management team is closely tied to our corporate performance. Each such employee also has specific individual goals and objectives as well that are tied to the overall corporate goals the performance of which is evaluated by the Compensation Committee and the Board.

Equity Incentive Compensation

We view long-term compensation, currently in the form of stock options and RSUs, as a tool to align the interests of our executives and employees generally with the creation of stockholder value, to motivate our employees to achieve and exceed corporate and individual objectives and to encourage them to remain employed by us. While cash compensation is a significant component of employees’ overall compensation, the Compensation Committee and our Board, together with our CEO, believe that the driving force of any employee working in a small biotechnology company should be strong equity participation. We believe that this not only creates the potential for substantial longer-term corporate value but also motivates employees and fosters loyalty and commitment with appropriate personal compensation. The Compensation Committee believes that stock options and RSUs equity grants constitute a significant retention incentive and a tool to foster continuity of management, an important factor in business continuity in a company with rich talents in a rapidly growing industry in China.

Long Term Incentive Plan (LTIP)

In January 2017, in anticipation of the commencement of substantial clinical trials initiation towards product commercialization and to mitigate risk of talent retention, the Compensation Committee approved our LTIP. The LTIP is designed as an attractive incentive for our senior management to focus on creating shareholder value for us by advancing the clinical trials towards product commercialization.

The LTIP is a four-year long-term incentive award comprised of the following grants from the 2014 Equity Incentive Plan:

1) Stock Price Sensitive Performance RSU awards (“Performance RSUs”) to be vested and delivered in 2021; and
2) Time Sensitive RSUs and Stock Options, which vest monthly over a period of 48 months.

The total number of Performance RSUs currently contemplated to be issuable under the LTIP is 534,000. The Performance RSUs under the LTIP will not vest upon granting, but instead are subject to potential vesting in 2021 depending on the achievement of certain stock price performance by us. Performance RSUs will be valued on the date of issuance and will vest and be delivered in 2021.

The total number of time sensitive RSUs currently contemplated to be issuable under the LTIP is 267,000. The total number of time sensitive stock options covered by the LTIP is 266,000. Both the time sensitive RSUs and Stock Options are subject to monthly vesting over a 4 year term.

Other Compensation

In addition to the main components of compensation outlined above, the LTIP will also provide for contractual severance and/or change in control benefits to the executives and certain key members of management pursuant to which the vesting of any RSUs or options awarded under the LTIP will accelerate upon the occurence of certain triggering events. The change in control benefits for all applicable persons will have a “double trigger.” A double-trigger means that the executive officers will receive the change in control benefits described in the agreements only if there is both (1) a Change in Control of our company (as defined in the agreements) and (2) a termination by us of the applicable person’s employment “without cause” or a resignation by the applicable persons for “good reason” (as defined in the agreements) within a specified time period following the Change in Control. We believe this double trigger requirement creates the potential to maximize stockholder value because it prevents an unintended windfall to management as no benefits are triggered solely in the event of a Change in Control while providing appropriate incentives to act in furtherance of a change in control that may be in the best interests of the stockholders. We believe these severance/change in control benefits are important elements of our compensation program that assist us in retaining talented individuals at the executive and senior managerial levels and that these arrangements help to promote stability and continuity of our executives and senior management team. We also believe that the interests of our stockholders will be best served if the interests of these members of our management are aligned with theirs. Furthermore, we believe that providing change in control benefits lessens or eliminates any potential reluctance of members of our management to pursue potential change in control transactions that may be in the best interests of the stockholders. Finally, we believe that it is important to provide severance benefits to members of our management, to promote stability, business continuity and to focus on the job at hand.

We do not have deferred compensation plans, pension arrangements or post-retirement health coverage for our executive officers or employees. All of our employees not specifically under contract are “at-will” employees, which mean that their employment can be terminated at any time for any reason by either us or the employee. Our key executives (as well as certain of our senior managers) have employment agreements that provide lump sum compensation in the event of their termination without cause or, under certain circumstances, upon a Change of Control.

Determination of Compensation Amounts

A number of factors impact the determination of compensation amounts for our executives, including the individual’s role in our company and individual performance, length of service with us, competition for talent, individual compensation package, assessments of internal pay equity and industry data. Stock price performance has generally not been a significant factor in determining annual compensation because the price of our common stock is subject to a variety of factors outside of our control.

Utilizing publicly available information, our Compensation Committee establishes a list of peer companies to best assure ourselves that we are compensating our executives on a fair and reasonable basis. We also utilize Hewitt-prepared data for below-executive level personnel, which data focuses on similarly sized life science companies in China. The availability of peer data is used by the Compensation Committee strictly as a guide in determining compensation levels with regard to salaries, cash bonuses and performance related annual equity grants to all employees. However, the availability of this data does not imply that the Compensation Committee is under any obligation to follow peer companies in compensation matters.

PROPOSAL 1 — ELECTION OF DIRECTORS

Nominees for Election

The Board determined it was in the best interest of the Company to authorize the nomination of Tony Liu, Chun Kwook Alan Au and Gang Ji for a new Class II term. Accordingly, the Board has authorized the nomination of these three nominees to serve as a Class II director, and Class II has three director positions up for election at the Annual Meeting.

Subsequent to stockholder approval of this proposal, the Board will have a total of seven members, divided into three classes as follows:

Class	Term	Directors

Class I
Initial term ends on the date of the Annual Meeting of Stockholders in 2016. Class I directors serve for a term of three years, and are elected by the stockholders at the beginning of each term. The next full 3-year term for Class I directors extends from the date of the 2016 annual meeting to the date of the 2019 annual meeting.
1. Terry A. Belmont 2. Hansheng Zhou, Ph.D

Class II
Initial term ends on the date of the Annual Meeting of Stockholders in 2017. Class II directors serve for a term of three years, and are elected by the stockholders at the beginning of each term. The next full 3-year term for Class II directors extends from the date of this year’s Annual Meeting of stockholders in 2017 to the date of the 2020 annual meeting.
3. Chun Kwok Alan Au 4. Gang Ji 5. Bizuo (Tony) Liu

Class III
Initial term ends on the date of the Annual Meeting of Stockholders in 2018. Class III directors serve for a term of three years, and are elected by the stockholders at the beginning of each term. The next full 3-year term for Class III directors extends from the date of the 2018 annual meeting to the date of the 2021 annual meeting.
6. Wen Tao (Steve) Liu 7. Nadir Patel

Our Board has nominated three Class II director candidates for election at the Annual Meeting, who are the same individuals listed above in position numbers 3, 4, and 5. Each nominee has agreed, if elected, to serve a three-year term or until the election and qualification of his successor. If any nominee is unable to stand for election, which circumstance we do not anticipate, the Board may provide for a lesser number of directors or designate a substitute. In the latter event, shares represented by proxies may be voted for a substitute nominee.

If a quorum is present at the Annual Meeting, then nominees will be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy and entitled to vote at the meeting. There is no cumulative voting in the election of directors.

The following biographical information is furnished as to each nominee for election as a Class II director:

Bizuo (Tony) Liu, Chief Executive Officer, Chief Financial Officer and Director

Tony Liu has served as the Company’s Chief Executive Officer since February 2016 and Chief Financial Officer since January 2014. He has also served as Director of the Company since February 2013. Since January 2013, Mr. Liu has served as the Corporate Vice President at Alibaba Group, handling Alibaba’s overseas investments. Since joining Alibaba in 2009, Mr. Liu has severed in various positions including Corporate Vice President at B2B corporate investment, corporate finance, and General Manager for a global ecommerce platform. From July 2011 to December 2012, he served as CFO for HiChina, a subsidiary of Alibaba, an internet infrastructure service provider. Prior to joining Alibaba, Mr. Liu spent 19 years at Microsoft Corporation where he served a variety of finance leadership roles. He was the General Manager at Corporate Strategy looking after Microsoft China investment strategy and Microsoft corporate strategic planning process. Mr. Liu was a leader in Microsoft corporate finance organization during the 1990s as Corporate Accounting Director. Mr. Liu earned a B.S. degree in Physics from Suzhou University, Suzhou, China and has completed MBA/MIS course work at Seattle Pacific University. Mr. Liu obtained his Washington State CPA certificate in 1992.

In considering Mr. Liu’s eligibility to serve on the Board, the Board considered Mr. Liu’s leadership, extensive accounting and financial control background, as well as multinational corporate executive management experience in diverse industries.

Chun Kwok Alan Au - Director

Alan was served as a member of our Board since November 2014. He currently serves as a member of the Audit Committee and Chair of the Nomination Committee.

Alan has over 15 years of experience across healthcare investment banking, private equity and venture capital investments in Asia/China. He is Founder/Managing Partner at GT Healthcare Group, a private equity fund focusing on cross border healthcare investments.

Alan is an Adviser to Simcere Pharmaceutical Group, a leading pharmaceutical company in China (previously listed on NYSE:SCR, privatized in Dec 2013, when Alan was Chairman of the Special Committee on the Board of Directors). He was also a member of the Board, Audit Committee and Compensation Committee of China Nepstar Chain Drugstore Ltd. (NYSE: NPD, privatized in Sep 2016) from 2013 to 2016. Alan also serves as a panel member for the Entrepreneur Support Scheme (ESS Program) of the Innovation and Technology Fund of the Hong Kong SAR Government since 2014.

Before that, Alan was Head of Asia Healthcare Investment Banking of Deutsche Bank Group, advising healthcare IPOs and M&A in the region between 2011 and 2012. Prior to that, he was Executive Director at JAFCO Asia Investment Group, responsible for healthcare investments in China from 2008 to 2010, and Investment Director at Morningside Group, responsible for healthcare investments in Asia from 2000 to 2005. From 1995 to 1999, Mr. Au worked at KPMG and KPMG Corporate Finance Ltd., responsible for regional M&A transactions and financial advisory services.

Alan is a Certified Public Accountant in the U.S. and holds the Chartered Financial Analyst (CFA) designation. He is an associate member of the Hong Kong Institute of Financial Analysts and member of the American Institute of Certified Public Accountants. Alan received his Bachelor's degree in Psychology from the Chinese University of Hong Kong, and a Master's degree in Management from Columbia Business School in New York. In considering Mr. Au’s eligibility to serve on the Board, the Board considered Mr. Au's investment banking and capital market experience, as well as healthcare and pharmaceutical industry specific expertise.

Gang Ji – Director

Mr. Ji has been a director of the Company since October 2016. Mr. Ji has sixteen years of experience in finance and investment. He has been serving as Vice President of Ant Financial since January 2016 responsible for global strategic investments of Ant Financial. Before joining Ant Financial, he served Alibaba Group as Vice President responsible for strategic investment for seven years. Prior to joining Alibaba, Mr. Ji worked for several venture capital funds and also served as an auditor of KPMG. He currently serves as a director of Asia Game Technology Ltd., a company listed on the Hong Kong Stock Exchange (HKEX: 8279) as well as several private technology companies. Mr. Ji holds a bachelor’s degree in international business management from University of International Business and Economics (Beijing). He currently serves on the Company’s Compensation Committee. In considering Mr. Ji’s eligibility to serve on the Board, the Board considered Mr. Ji’s board experience, leadership, extensive accounting and financial control background, venture capital tenure as well as multinational corporate executive management experience in a highly regulated industry.

Compensation of Directors

The Company has determined that the annual cash compensation (prorated daily) to be paid to each director shall consist of $36,000 for each director. In addition, each independent director of the Board is eligible to receive a non-qualified option grant under the Company’s stock incentive plan, under which such director’s initial option grant shall be for a number of shares of common stock as set forth in the Independent Director Agreement for each such director and shall include such other terms to be determined by the Board and or its Compensation Committee.

Non-Executive Director Agreement

The Company has and will continue to enter into agreements with independent non-executive directors. Effective January 2016, directors are paid based on three components from the September 2015 Compensation Committee’s engagement with Deloitte Consulting LLP (“Deloitte Consulting”) to review the competitiveness of the Company’s non-employee director compensation program. The three components are: (i) $36,000 per year (prorated daily based on a 360 day year for any portion of the year if he serves for less than a full term) for services as a director, and (ii) $40,000 if such director serves as a member of a committee, and (iii) $110,000 if such director serves as a chairperson of a committee. Thirty percent (30%) of the Director’s total compensation will be cash compensation and 70% will be in non-qualified stock options. Such options shall vest on the anniversary date of the director’s appointment to the committee or to his position as committee chair, or on the next annual meeting date as the case may be. Deloitte Consulting was solely engaged to review the competitiveness of the Company’s non-employee director compensation program. It determined different components of the director compensation based on custom industry peer group data and the National Association of Corporate Directors’ (NACD”) 2014-2015 Director Compensation Report. Director compensation data from the industry peer group was used as the predominant source to understand the competitiveness of the Company’s director compensation program, while information from the NACD survey provided a supplemental market reference. Deloitte Consulting’s analysis of director compensation included these components of pay: annual retainer, board and committee meeting fees, additional committee retainers (including both chair and member retainers), total cash compensation (the sum of annual cash retainer and meeting fees), annual equity awards and total compensation (the sum of total cash compensation and annual equity awards). The Company plans to review the director’s compensation program again in 2017.

2016 DIRECTOR COMPENSATION TABLE

Note 1: Salary disclosed above is on cash basis. As of December 31, 2016, there was director fee of $3,082 due to Mr. Gang Ji.

Note 2: The expense related to those option awards were amortized over the service period in accordance with U.S. GAAP.

Note 3: On November 11, 2016, the Company entered into a consulting agreement with Guotong Xu for his stem cell advisory work on Scientific Advisory Board. It includes cash compensation of $5,700 in 2016 and option awards of $71,760, which will be amortized over the service period according to U.S. GAAP.

On December 9, 2016, the Company entered into consulting agreement with David Bolocan for his advisory work on statistical analysis and advice on strategic development based on his experience working for multinationals. It includes cash compensation of $5,700 in 2016 and option awards of $36,055, which will be amortized over the service period according to U.S. GAAP.

Risk Management in Compensation Policies and Procedures

Due to the Company's lack of cash flow, it has historically compensated its officers predominantly in stock and with a smaller cash salary. By compensating these officers predominantly in stock, we believe they have a greater incentive to take steps to increase the value of the Company's stock than they would if compensated in cash. As the Company's value is largely based on the value of the equity it receives from its stockholders, paying the officers using Company stock may incentivize them to take additional risks in an attempt to increase the value of the Company's stock.

Vote and Recommendation

The affirmative vote of the holders of a plurality of the shares of common stock present in person or represented by proxy and entitled to vote on the nominees will be required to approve each nominee. This means that the three nominees with the greatest number votes for election will be elected.

Our Board recommends a vote “FOR” each of the nominees.

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed BDO China as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2017. BDO China has also served as our independent registered public accounting firm for the fiscal years ended December 31, 2016 and December 31, 2015.

Stockholder ratification of the selection of BDO China as our independent registered public accounting firm is not required by our Bylaws or the Delaware General Corporation Law. The Board seeks such ratification as a matter of good corporate practice. Should the stockholders fail to ratify the selection of BDO China as our independent registered public accounting firm, the Audit Committee will reconsider whether to retain that firm for fiscal year 2017. In making its recommendation to the Board that stockholders ratify the appointment of BDO China as our independent registered public accounting firm for the fiscal year ending December 31, 2017, the Audit Committee considered whether BDO China’s provision of non-audit services is compatible with maintaining the independence of our independent registered public accounting firm.

Audit Fees

The Company paid or accrued the following fees in each of the prior three fiscal years to its accountants, including to its principal accountants, BDO China and BDO USA:

Audit fees include fees for the audit of our annual financial statements, reviews of our quarterly financial statements, and related consents for documents filed with the SEC. All other fees include fees for auditing of listing agreement clients as required by the SEC for listing.

The Audit Committee is required to review and approve in advance the retention of the independent auditors for the performance of all audit and lawfully permitted non-audit services (if any) and the fees for such services. The Audit Committee may delegate to one or more of its members the authority to grant pre-approvals for the performance of non-audit services, and any such Audit Committee member who pre-approves a non-audit service must report the pre-approval to the full Audit Committee at its next scheduled meeting. All of the services provided by our independent registered public accountants described above were approved by our Audit Committee.

Our principal accountants did not engage any other persons or firms other than the principal accountant’s full-time, permanent employees.

The Board has received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by Public Company Accounting Oversight Board (“PCAOB”), and has discussed with its auditors its independence from the Company. The Board has considered whether the provision of services other than audit services is compatible with maintaining auditor independence.

Auditor Representatives at Annual Meeting

We expect that representatives of BDO China will not be present at the Annual Meeting.

Vote Required and Recommendation

The affirmative vote of the holders of shares of common stock entitled to vote must exceed the votes cast against this proposal for the proposal to be approved.

The Board recommends that stockholders vote “FOR” ratification of the appointment of BDO China Shu Lun Pan Certified Public Accountants LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 as described in this Proposal 2.

PROPOSAL 3 – AMENDMENT TO THE COMPANY’S 2014 STOCK INCENTIVE PLAN

Background

Our 2014 Stock Equity Incentive Plan (the “Plan”) allows us to grant equity awards (including stock options, stock appreciate right, restricted stock, restricted stock units, stock bonus award and performance bonus awards) to our employees, officers and directors.

We believe our success is due to our highly talented employee base and that future success depends on the ability to attract and retain high caliber personnel for our clinical trials and other aspects of our operations The ability to grant equity awards is a necessary and powerful recruiting and retention tool for us to obtain the quality personnel we need to move our business forward.

Summary of the Proposal

Our Board of Directors approved an amendment to the Plan on January 21, 2017, subject to approval by our stockholders at the Annual Meeting. We are seeking stockholder approval of an amendment to the Plan that increases the maximum number of shares that will be made available for issuance thereunder by 1,000,000 shares.

The Importance of the Proposed Increase in Shares

We believe the ability to grant competitive equity awards is a necessary and powerful recruiting and retention tool for us to obtain the quality personnel we need to move our business forward. If we are unable to offer competitive equity packages to retain and hire employees, this could significantly hamper our plans for growth and adversely affect our ability to operate our business. In addition, if we are unable to grant competitive equity awards, we may be required to offer additional cash-based incentives to replace equity as a means of competing for talent. We believe that increasing the number of shares under the Plan is necessary for us to continue to offer a competitive equity incentive program. Based upon recent requirements, we believe that the addition of 1,000,000 shares to the maximum number of shares that may be sold under the Plan will provide us with enough shares to continue to offer competitive equity compensation through 2018.

Share Information

As of March 3, 2017, the 2014 Stock Incentive Plan had 810,071 shares subject to currently outstanding equity awards including 154,307 shares subject to outstanding restricted stock units and performance share awards and 655,764 outstanding options with a weighted average remaining term of 1.08 years and a weighted average exercise price of $19.84 and 384,979 shares available for future issuance.

Description of the Plan

The following summary describes the material features of the Plan. The summary, however, does not purport to be a complete description of all the provisions of the Plan. Capitalized terms used but not defined in this proposal shall have the same meaning ascribed to them in the Plan. A copy of the Plan, including the proposed amendments, is attached hereto as Annex A. The following description is qualified in its entirety by reference to the Plan.

Administration. Our Compensation Committee will administer the Plan. The Committee will have the authority to determine the terms and conditions of any agreements evidencing any Awards granted under the Plan and to adopt, alter and repeal rules, guidelines and practices relating to the Plan. Our Compensation Committee will have full discretion to administer and interpret the Plan and to adopt such rules, regulations and procedures as it deems necessary or advisable and to determine, among other things, the time or times at which the awards may be exercised and whether and under what circumstances an award may be exercised.

Eligibility. Employees, directors, officers, advisors or consultants of the company or its affiliates are eligible to participate in the Plan. Our Compensation Committee has the sole and complete authority to determine who will be granted an award under the Plan, however, it may delegate such authority to one or more officers of the company under the circumstances set forth in the Plan.

Number of Shares Authorized. The Plan initially provides for an aggregate of 1,200,000 shares of common stock to be available for awards. If this Proposal 3 is approved, the number of shares issuable will be increased to 2,200,000 shares. Additionally, commencing on the first business day in 2015 and on the first business day of each calendar year thereafter while the Plan is in effect, the maximum aggregate number of Common Shares available for issuance under this Plan shall be increased such that, as of such first business day, the maximum aggregate number of Common Shares available for issuance under this Plan shall be equal to One Hundred One Percent (101%)2 of the maximum aggregate number of Common Shares available for issuance in the prior year. If an award is forfeited or if any option terminates, expires or lapses without being exercised, the common shares subject to such award will again be made available for future grant. Shares that are used to pay the exercise price of an option or that are withheld to satisfy the Participant’s tax withholding obligation will not be available for re-grant under the Plan.

Each Common Share subject to an Option or a Stock Appreciation Right will reduce the number of shares of common stock available for issuance by one share, and each Common Share underlying an Award of Restricted Stock, Restricted Stock Units, Stock Bonus Awards and Performance Compensation Awards will reduce the number of shares of common stock available for issuance by one share.

If there is any change in our corporate capitalization, the Compensation Committee in its sole discretion may make substitutions or adjustments to the number of shares reserved for issuance under our Plan, the number of shares covered by awards then outstanding under our Plan, the limitations on awards under our Plan, the exercise price of outstanding options and such other equitable substitution or adjustments as it may determine appropriate.

The Plan has a term of ten years and no further awards may be granted under the Plan after that date.

Awards Available for Grant. Our Compensation Committee may grant awards of Non-Qualified Stock Options, Incentive (qualified) Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Stock Bonus Awards, Performance Compensation Awards (including cash bonus awards) or any combination of the foregoing.

Options. Our Compensation Committee will be authorized to grant Options to purchase shares of common stock that are either “qualified,” meaning they are intended to satisfy the requirements of Code Section 422 for incentive stock options, or “non-qualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. Options granted under the Plan will be subject to the terms and conditions established by our Compensation Committee. Under the terms of the Plan, unless our Compensation Committee determines otherwise in the case of an Option substituted for another Option in connection with a corporate transaction, the exercise price of the Options will not be less than the fair market value (as determined under the Plan) of our common shares at the time of grant. Options granted under the Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by our Compensation Committee and specified in the applicable award agreement. The maximum term of an option granted under the Plan will be ten years from the date of grant (or five years in the case of a qualified option granted to a 10% stockholder). Payment in respect of the exercise of an option may be made in cash or by check, by surrender of unrestricted shares (at their fair market value on the date of exercise) that have been held by the participant for any period deemed necessary by our accountants to avoid an additional compensation charge or have been purchased on the open market, or our Compensation Committee may, in its discretion and to the extent permitted by law, allow such payment to be made through a broker-assisted cashless exercise mechanism, a net exercise method, or by such other method as our Compensation Committee may determine to be appropriate.

Stock Appreciation Rights. Our Compensation Committee will be authorized to award Stock Appreciation Rights (or SARs) under the Plan. SARs will be subject to the terms and conditions established by our Compensation Committee. An SAR is a contractual right that allows a participant to receive, either in the form of cash, shares or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. An Option granted under the Plan may include SARs and SARs may also be awarded to a participant independent of the grant of an Option. SARs granted in connection with an Option shall be subject to terms similar to the Option corresponding to such SARs. SARs shall be subject to terms established by our Compensation Committee and reflected in the award agreement.

Restricted Stock. Our Compensation Committee will be authorized to award Restricted Stock under the Plan. Unless otherwise provided by our Compensation Committee and specified in an award agreement, restrictions on Restricted Stock will lapse after three years of service with the company. Our Compensation Committee will determine the terms of such Restricted Stock awards. Restricted Stock are shares of common stock that generally are non-transferable and subject to other restrictions determined by our Compensation Committee for a specified period. Unless our Compensation Committee determines otherwise or specifies otherwise in an award agreement, if the participant terminates employment or services during the restricted period, then any unvested restricted stock is forfeited.

Restricted Stock Unit Awards. Our Compensation Committee will be authorized to award Restricted Stock Unit awards. Unless otherwise provided by our Compensation Committee and specified in an award agreement, Restricted Stock Units will vest after three years of service with the company. Our Compensation Committee will determine the terms of such Restricted Stock Units. Unless our Compensation Committee determines otherwise or specifies otherwise in an award agreement, if the participant terminates employment or services during the period of time over which all or a portion of the units are to be earned, then any unvested units will be forfeited. At the election of our Compensation Committee, the participant will receive a number of shares of common stock equal to the number of units earned or an amount in cash equal to the fair market value of that number of shares at the expiration of the period over which the units are to be earned or at a later date selected by our Compensation Committee.

Stock Bonus Awards. Our Compensation Committee will be authorized to grant awards of unrestricted shares of common stock or other awards denominated in shares of common stock, either alone or in tandem with other awards, under such terms and conditions as our Compensation Committee may determine.

Performance Compensation Awards. Our Compensation Committee will be authorized to grant any award under the Plan in the form of a Performance Compensation Award by conditioning the vesting of the award on the attainment of specific levels of performance of the Company and/or one or more Affiliates, divisions or operational units, or any combination thereof, as determined by the Committee.

Transferability. Each award may be exercised during the participant’s lifetime only by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative and may not be otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution. Our Compensation Committee, however, may permit awards (other than incentive stock options) to be transferred to family members, a trust for the benefit of such family members, a partnership or limited liability company whose partners or stockholders are the participant and his or her family members or anyone else approved by it.

Amendment. The Plan will have a term of ten years. Our board of directors may amend, suspend or terminate the Plan at any time; however, stockholder approval to amend the Plan may be necessary if the law so requires. No amendment, suspension or termination will impair the rights of any participant or recipient of any award without the consent of the participant or recipient.

Change in Control. Except to the extent otherwise provided in an Award agreement, in the event of a Change in Control, all outstanding options and equity awards (other than performance compensation awards) issued under the Plan will become fully vested and performance compensation awards will vest, as determined by our Compensation Committee, based on the level of attainment of the specified performance goals. In general, our Compensation Committee may, in its discretion, cancel outstanding awards and pay the value of such awards to the participants in connection with a Change in Control. Our Compensation Committee can also provide otherwise in an award agreement under the Plan.

U.S. Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences of the grant and exercise and vesting of awards under the Plan and the disposition of shares acquired pursuant to the exercise of such awards and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local and payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.

Options. There are a number of requirements that must be met for a particular option to be treated as a qualified option. One such requirement is that shares of common stock acquired through the exercise of a qualified option cannot be disposed of before the later of (i) two years from the date of grant of the option, or (ii) one year from the date of exercise. Holders of qualified options will generally incur no federal income tax liability at the time of grant or upon exercise of those options. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before the later of two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to the company for federal income tax purposes in connection with the grant or exercise of the qualified option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of a qualified option disposes of those shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by the company for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. Finally, if an otherwise qualified option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the qualified option in respect of those excess shares will be treated as a non-qualified stock option for federal income tax purposes.

No income will be realized by a participant upon grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise. The company will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock. A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will recognize taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b), the participant will recognize taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any. (Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Securities Exchange Act of 1934 (the “Exchange Act”)). The company will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock Units. A participant will not be subject to tax upon the grant of a restricted stock unit award. Rather, upon the delivery of shares or cash pursuant to a restricted stock unit award, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) the participant actually receives with respect to the award. The company will be able to deduct the amount of taxable compensation to the participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

SARs. No income will be realized by a participant upon grant of an SAR. Upon the exercise of an SAR, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR. The company will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Stock Bonus Awards. A participant will have taxable compensation equal to the difference between the fair market value of the shares on the date the shares of common stock subject to the award are transferred to the participant over the amount the participant paid for such shares, if any. The company will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Section 162(m). In general, Section 162(m) of the Code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per person to its principal executive officer and the three other officers (other than the principal executive officer and principal financial officer) whose compensation is disclosed in its proxy statement as a result of their total compensation, subject to certain exceptions. The Plan is intended to satisfy an exception with respect to grants of options to covered employees. In addition, the Plan is designed to permit certain awards of restricted stock, restricted stock units, cash bonus awards and other awards to be awarded as performance compensation awards intended to qualify under the “performance-based compensation” exception to Section 162(m) of the Code.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY UNDER THE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE MAY RESIDE.

Plan Benefits

Future grants under the Plan will be made at the discretion of the Compensation Committee and, accordingly, are not yet determinable. In addition, the value of the awards granted under the Plan will depend on a number of factors, including the fair market value of our shares of Common Stock on future dates, the exercise decisions made by the participants and/or the extent to which any applicable performance goals necessary for vesting or payment are achieved. Consequently, it is not possible to determine the benefits that might be received by participants receiving discretionary grants under, or having their annual bonus paid pursuant to, the Plan.

Required Vote

Approval of the Amendment to the Plan will require the affirmative vote of the holders of a majority of the shares of the Company’s common stock represented in person or by proxy and entitled to vote at the Meeting. Assuming the presence of a quorum of more than 50% of the shares of our common stock, the failure to vote will have no effect on the outcome of the vote.

Interests of Directors and Officers

Our directors may grant awards under the Plan to themselves as well as our officers, in addition to granting awards to our other employees.

The Board recommends that stockholders vote “FOR” the approval of Amendment to the Cellular Biomedicine Group, Inc. 2014 Stock Incentive Plan as described in this Proposal 3.

PROPOSAL 4 - ADVISORY VOTE ON EXECUTIVE COMPENSATION

The SEC has adopted final rules requiring public companies to provide stockholders with periodic advisory (non-binding votes) on executive compensation, also referred to as "say-on-pay" proposals. We are presenting the following proposal, which gives you as a stockholder the opportunity to endorse or not endorse the compensation paid to our Principal Executive Officer, Principal Financial Officer and three other most highly compensated executive officers (collectively, the "Named Executive Officers"), as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K (including the Compensation Discussion and Analysis, compensation tables and accompanying narrative discussion).

"RESOLVED, that the compensation paid to the Company's Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, compensation tables and narrative discussion is hereby APPROVED."

Pursuant to the Exchange Act and the rules promulgated thereunder, this vote will not be binding on the Board or the Compensation Committee and may not be construed as overruling a decision by the Board or the Compensation Committee, creating or implying any change to the fiduciary duties of the Board or the Compensation Committee or any additional fiduciary duty by the Board or the Compensation Committee or restricting or limiting the ability of stockholders to make proposals for inclusion in proxy materials related to executive compensation. The Board and the Compensation Committee, however, may in their discretion take into account the outcome of the vote when considering future executive compensation arrangements.

Required Vote

In voting to approve the above resolution, stockholders may vote for the resolution, against the resolution or abstain from voting. This matter will be decided by the affirmative vote of a majority of the votes cast at the Meeting. Abstentions and broker non-votes will have no direct effect on the outcome of this proposal.

The Board recommends that stockholders vote "FOR" the approval of the compensation of the Company’s named executive officers as disclosed in this proxy statement.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Executive Officers and Directors

Set forth below is information regarding the Company's current directors and executive officers as of the date of this Proxy Statement. The executive officers serve at the pleasure of the Board of Directors.

Effective February 3, 2017, Richard Wang resigned as the Company’s Chief Operating Officer. As a result, although he is not listed as a current officer below, as a “named executive officer” (as such term is defined in Item 402 of Regulation S-K promulgated under the Exchange Act, the terms of his compensation is disclosed herein.

Name	Age	Position	Term
Wen Tao (Steve) Liu	61	Director	Class III
Hansheng Zhou (2)	53	Independent Director	Class I
Tony (Bizuo) Liu	52	Chief Executive Officer and Chief Financial Officer	Class II
Alan Au (1)(3)	44	Independent Director	Class II
Gang Ji (2)	42	Independent Director	Class II
Terry A. Belmont (1)(2)(3)	71	Chairman of the Board and Independent Director	Class I
Nadir Patel (1)(3)	46	Independent Director	Class III
Yihong Yao	49	Chief Scientific Officer	N/A
Andrew Chan	59	Secretary and Senior Vice President	N/A

(1)	Member of Audit Committee
(2)	Member of Compensation Committee
(3)	Member of Nominating and Corporate Governance Committee

There are no family relationships between any of our directors or executive officers. There is no arrangement or understanding between any of the directors or officers of the Company and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management stockholders will exercise their voting rights to continue to elect the current directors to the Company’s Board. Save from Wuhan Dangdai’s Board observer seat agreement as a condition of their $43.3 million investment in the Company, there are no arrangements, agreements or understandings between non-management stockholders that may directly or indirectly participate in or influence the management of the Company’s affairs. There are no agreements or understandings for any officer or director to resign at the request of another person, and none of the officers or directors are acting on behalf of, or will act at the direction of, any other person.

The following is a brief description of the business experience during the past five years of our executive officers and directors as of the date of this Proxy Statement who are not up for election at this Annual Meeting:

Wen Tao (Steve) Liu, Director

Wen Tao (Steve) Liu has been a director of the Company since October 2013. Dr. Liu has over 30 years of professional career encompassing biomedicine, clean energy and semiconductor industries. He has led multi-national businesses as well as entrepreneurial companies, with a proven track record of delivering financial results and shareholder value. He served on board of directors of various public and private companies in the United States, China, Hong Kong, Canada, and Australia. Dr. Liu previously served as Chairman and CEO of Cellular Biomedicine Group Inc. In October 2013, he transitioned to the role of Executive Chairman of the Board and, in February 2016, to the role of director and strategic advisor to CBMG’s management. Prior to CBMG, Dr. Liu served as President and CEO of Seeo Inc. from July 2010 to Feb 2012, and as director to Aug 2015 where he led a team of scientists and entrepreneurs for the development of solid-state lithium ion battery for electric vehicles and smart grid applications. Under his leadership, Seeo received multiple funding from Department of Energy and venture capital firms. Seeo was elected to Global Cleantech 100 and top Energy Technology Startups in 2011. Before that, Mr. Liu worked 25 years in semiconductor industry. From 2003 to 2009, he was President and CEO of Shanghai Huahong NEC Electronics Company (now HHGRACE), for which he received the White Magnolia Award from Shanghai Government for his contribution to international collaboration and economic development of the city. From 1989 to 2002, he was Vice President and GM of Peregrine Semiconductor, Vice President and GM of Integrated Device Technology, Vice President and General Manager of Quality Semiconductor and Managing Director of Quality Semiconductor Australia. Mr. Liu served Cypress Semiconductor in various engineering capacity from 1984 to 1989. Mr. Liu earned a Bachelor’s degree in Chemistry from Nanjing University, Nanjing China. He holds a Doctorate in Physical Chemistry from Rensselaer Polytechnic Institute, Troy New York. In considering Dr. Liu’s eligibility to serve on the Board, the Board considered Dr. Liu’s board experience as well as his prior experience as a leader and executive officer.

Hangsheng Zhou – Director

Dr. Zhou has been a director of the Company since July 2016. Dr. Zhou is a well-respected and seasoned executive with over 28 years of experience in the science and technology industries in China. He currently serves as Chief Executive Officer and Chairman of Wuhan Dangdai Science & Technology Industries Group Co., Ltd. (“Wuhan Dangdai”), a China based privately held conglomerate with a substantial medical and pharmaceutical portfolio in China. Dr. Zhou previously served as Chief Financial Officer and Managing Director of Wuhan Humanwell Healthcare Group Co., Ltd. He holds a bachelor’s degree in Cell Biology and masters in Animal Biology from Wuhan University and has also earned his PhD degree in Applied Chemistry from Beijing Institute of Technology. Dr. Zhou is a member of the Company’s Compensation Committee. In considering Dr. Zhou’s eligibility to serve on the Board, the Board considered his leadership experience in managing both large pharmaceutical company in China and multinationals in substantially similar industries.

Terry A. Belmont – Chairman of the Board and Director

Mr. Belmont has been serving as an independent director of the Company since December 2013 and as Vice Chairman of the Board from March 2015 to January 2016, when he was elected to serve as Chairman of the Board. He also serves as a member of the Audit Committee and Chair of the Compensation Committee.

Mr. Belmont has over 20 years of experience in leading major academic and non-academic medical centers and healthcare entities with multi-campus responsibility. Since 2009, Mr. Belmont has overseen UC Irvine Medical Center, the main campus of UC Irvine Health, in Orange, Calif., and its licensed ambulatory facilities in Orange, Irvine, Costa Mesa, Anaheim and Santa Ana. Since his arrival in 2009, Mr. Belmont has led several expansion and renovation projects. He helped open the state-of the-art UC Irvine Douglas Hospital and led the development of a patient-centered healing garden and a 7-story clinical laboratory building. Mr. Belmont launched a 10-year facility master planning project for facility development at UC Irvine Medical Center and clinics throughout Orange County. Prior to joining UC Irvine Medical Center, Mr. Belmont served as CEO of Long Beach Memorial Medical Center and Miller Children’s Hospital from 2006-2009. He has also served as president and chief executive officer in several entities, including St. Joseph Hospital of Orange, Pacific Health Resources, California Hospital Medical Center and HealthForward.

Mr. Belmont’s substantial community involvement includes board positions with the Orange County World Affairs Council, Southern California College of Optometry, American Heart Association and Children’s Fund. He serves on the Board of Trustees of the University of Redlands. Mr. Belmont received his master’s in public health with a major in hospital administration from UC Berkeley, and a bachelor’s in business from the University of Redlands. In considering Mr. Belmont's eligibility to serve on the Board, the Board considered Mr. Belmont's business acumen in the healthcare industry.

Nadir Patel – Director

Mr. Patel has served as an independent Director of the Company since July 2014. He also serves as Chair of the Audit Committee and as a member of the Nominating and Governance Committee for CBMG. Mr. Patel is a senior Canadian diplomat currently serving in India. He previously held the position of Chief Financial Officer for Canada’s Department of Foreign Affairs, Trade and Development, which included the responsibilities of strategic planning, corporate finance and operations, risk management and performance. Mr. Patel has previously served as Canada’s Consul General in Shanghai, promoting trade and investment between Canada and China, as well as Canada’s Chief Air Negotiator where he negotiated bilateral treaties on behalf of the Canadian government.  Mr. Patel also served on the Board of Governors of the International Development Research Centre (and on its Audit and Finance Committee), as well as the Advisory Board of Wilfrid Laurier University’s School of Business and Economics. He has a Master of Business Administration (MBA) from New York University’s Stern School of Business, the London School of Economics and Political Science, and the HEC Paris School of Management.  In considering Mr. Patel’s eligibility to serve on the Board, the Board considered his financial expertise, international experience, and knowledge of corporate governance practices through his past participation on public sector Boards.

Yihong Yao – Chief Scientific Officer

Mr. Yao has been Chief Scientific Officer since August 2015. Mr. Yao brings nearly twenty years of experience in the life sciences industry and academia with strong expertise in clinical biomarker discovery and development, strategy and personalized medicine. From 2005 until his appointment as Chief Scientific Officer, Mr. Yao served in various senior scientific positions at MedImmune, including most recently as director and head of pharmacogenomics and bioinformatics in the department of Translational Sciences from 2011 to July 2015. From 2001 to 2005, Mr.Yao served as Senior Scientist, Translational Science at Abbott Bioresearch Center. He holds a bachelor’s degree in Biochemistry from Fudan University, Shanghai, China, a master’s degree in Bioinformatics from Boston University, and a PhD in Molecular Biology and Biochemistry from the University of Kansas, and he was a postdoctoral fellow at Johns Hopkins University School of Medicine.

Andrew Chan – Secretary and Senior Vice President

Mr. Chan served as Senior Vice President of Corporate Business Development since January 2014, and was appointed Secretary in September 2016. He previously served as Secretary and Chief Financial Officer from February 2011 to January 2014. From 2003 until 2011, Mr. Chan was with Jazz Semiconductor and held various management roles focusing on business operations, business and corporate development. Prior to 2003, Mr. Chan was Vice President of Business Operations and Supply Chain Management for Mindspeed Technologies. In 2000, Mr. Chan served as Vice President of Supply Chain Management at Conexant Systems. Mindspeed and Jazz were spin-offs of Conexant. Previously, Mr. Chan’s focus was in aviation and aerospace services. He served in diverse technical and operations management roles at Eastern Airlines, Continental Express and at Allied Signal (now called Honeywell) as Sr. Director of Strategic Business Development. Mr. Chan earned a B.S. degree in Management from Embry Riddle Aeronautical University and an MBA with specialization in Computer System Management and Operations Research from Nova University. He also holds a Jurisprudence Doctorate (J.D.) degree from South Texas College of Law.

Summary Compensation Table

The following table sets forth for the years ended December 31, 2016, 2015, and 2014 compensation awarded to, paid to, or earned by the following officers and directors: Steve Liu (our former President and Chairman of the Board), William Cao (our former CEO), Bizuo (Tony) Liu (our current CEO and CFO), Andrew Chan (our former CFO, Senior Vice President, Corporate Business Development and Secretary), Richard L Wang (our former COO) and Yihong Yao (our CSO).

Name and Principal Position	Year	Salary	Bonus	Stock	Option	Non-Equity	Nonqualified	All Other	Total
		($)	($)	Awards	Awards	Incentive Plan	Deferred	Compensation	($)
				($)	($)	Compensation	Compensation	($)
						($)	Earnings
							($)
Wen Tao (Steve) Liu, Director, Former President and Chairman of the Board (1)	2016	15,341	-	-	-	-	-	68,274	83,615
2015		150,000	-	-	697,860	-	-	-	847,860
2014		200,004	-	37,727	-	-	-	-	237,731
Wei (William) Cao, Former Director, Former Chief Executive Officer (1)	2016	24,834	-	-	-	-	-	75,000	99,834
2015		247,717	-	-	4,723,010	-	-	-	4,970,727
2014		225,000	-	-	-	-	-	-	225,000
Bizuo (Tony) Liu, Chief Executive Officer, Chief Financial Officer and Director (2)	2016	240,000	-	-	637,240	-	-	23,017	900,257
2015		226,750	-	-	3,507,780	-	-	-	3,734,530
2014		155,491	-	-	1,141,712	-	-	-	1,297,203
Andrew Chan, Senior Vice President, Corporate Business Development, Company Secretary (2)	2016	242,584	80,000	-	206,700	-	-	26,015	555,299
2015		228,338	61,217	-	-	-	-	-	289,555
2014		220,006	-	46,200	209,625	-	-	-	475,831
Richard L. Wang, Chief Operating Officer (2)	2016	225,000	41,664	-	137,800	-	-	14,126	418,590
2015		128,461	-	590,800	659,100	-	-	-	1,378,361
2014		-	-	-	-	-	-	-	-
Yihong Yao, Chief Scientific Officer (2)	2016	250,000	30,648	-	137,800	-	-	23,985	442,433
2015		116,045	-	613,865	490,000	-	-	-	1,219,910
2014		-	-	-	-	-	-	-	-

(1) In January 2016, the Company mutually agreed with each of William Cao and Steve Liu not to renew their employment agreements at the end of their respective terms. The Company then entered into consulting agreements with William Cao and Steve Liu, respectively, which became effective as of February 7, 2016. Consulting fees paid pursuant to these agreements were illustrated as all other compensation in above table. Details of the consulting agreement could be referred to the F-7 NOTE 16 – COMMITMENTS AND CONTINGENCIES in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

(2) All other compensation of these officers represents health insurance expenses.

(3) Salary, bonus and all other compensation illustrated above is on a cash basis. Pursuant to the Compensation Committee’s January 20, 2017 meeting and the Board’s Executive Session on January 21, 2017 the Board has granted the following compensation and awards for 2016.

Note 1: These non-qualified options with exercise price of $12.55 were all granted on January 21, 2017 and vested immediately on the grant date.

Note 2: These non-qualified options with exercise price of $12.55 were all granted on January 20, 2017 and vested immediately on the grant date.

The following table sets forth information concerning outstanding stock options for each named executive officer and director as of December 31, 2016.

(1) Represents an option to purchase up to 146,667 shares that were issued on 2/20/2013 with a monthly vesting schedule over a 36 month period, an exercise price of $3.00 and an expiration date will be May 6, 2017 or 3 months after his board role ends, whichever is later.
(2) Represents an option to purchase up to 22,444 shares that were issued on 2/11/2015 vesting at monthly rate until February 6, 2017, an exercise price of $15.53 and an expiration date will be May 6, 2017 or 3 months after his board role ends, whichever is later.
(3) Represents an option to purchase up to 46,667 shares that were issued on 2/20/2013 with a monthly vesting schedule over a 36-month period, an exercise price of $3.00 and an expiration date of 2/20/2023, within which 7,787shares has been exercised in 2015 and 2016.
(4) Represents an option to purchase up to 47,000 shares that were issued on 5/16/2014 with a monthly vesting schedule over a 31-month period, an exercise price of $5.61 and an expiration date of 5/16/2024, within which 9,096 shares has been exercised in 2015 and 2016.
(5) Represents an Incentive Stock Option (ISO) to purchase up to 4,500 shares that were issued on 4/8/2016, with full vesting at the one year anniversary of the grant date, an exercise price of $18.61 and an expiration date of 4/8/2026.
(6) Represents an option to purchase up to 10,500 shares that were issued on 4/8/2016, with 4,500 shares vesting on February 7, 2018 and 6,000 shares vesting on February 7, 2019, an exercise price of $18.61 and an expiration date of 4/8/2026.

(7) Represents an option to purchase up to 255,000 shares that were issued on 1/3/2014 with a monthly vesting schedule over a 36-month period, an exercise price of $5 and an expiration date of 1/3/2024.
(8) Represents an option to purchase up to 5,300 shares that were issued on 3/5/2013 with a monthly vesting schedule over a 36-month period, an exercise price of $7.23 and an expiration date of 3/5/2023.
(9) Represents an option to purchase up to 15,000 shares that were issued on 2/11/2015 vesting 1/3 on 7/23/2015 and each anniversary, an exercise price of $20.63 and an expiration date of 7/23/2021.
(10) Represents an option to purchase up to 15,000 shares that were issued on 2/11/2015 vesting 1/3 on 8/14/2015 and each anniversary, an exercise price of $20.63 and an expiration date of 8/14/2021.
(11) Represents an option to purchase up to 97,800 shares that were issued on 2/11/2015 vesting 1/3 on 12/31/2015 and each anniversary, an exercise price of $15.53 and an expiration date of 12/31/2021.
(12) Represents an option to purchase up to 8,000 shares that were issued on 2/11/2015 vesting 1/3 on 12/31/2015 and each anniversary, an exercise price of $15.53 and an expiration date of 12/31/2021.
(13) Represents an option to purchase up to 30,000 shares that were issued on 4/6/2015, with full vesting of 30%, 30% and 40% at each year anniversary of the grant date for 3 years, an exercise price of $35.53 and an expiration date of 4/6/2025.
(14) Represents an option to purchase up to 13,000 shares that were issued on 1/23/2016, with full vesting of 30%, 30% and 40% at each year anniversary of the grant date for 3 years, an exercise price of $40 and an expiration date of 1/23/2026.
(15) Represents an option to purchase up to 40,000 shares that were issued on 4/11/2016, with full vesting of 30%, 30% and 40% at each year anniversary of the grant date for 3 years, an exercise price of $20 and an expiration date of 4/11/2026.
(16) Represents an option to purchase up to 40,000 shares that to be issued on 3/7/2017, with full vesting of 30%, 30% and 40% at each year anniversary of the grant date for 3 years, an exercise price of $20 and an expiration date of 3/7/2027.
(17) Represents an option to purchase up to 40,000 shares that to be issued on 3/7/2018, with full vesting of 30%, 30% and 40% at each year anniversary of the grant date for 3 years, an exercise price of $20 and an expiration date of 3/7/2028.
(18) Represents an option to purchase up to 4,000 shares that were issued on 12/9/2014, with full vesting at the one year anniversary of the grant date, an exercise price of $12.94 and an expiration date of 12/9/2024.
(19) Represents an option to purchase up to 3,000 shares issued on 11/7/2014 with full vesting at the one year anniversary of the grant date, an exercise price of $15.62 and an expiration date of 11/7/2024.
(20) Represents an option to purchase up to 8,761 shares issued on 2/9/2016 with full vesting on November 8, 2016, an exercise price of $20 and an expiration date of 2/9/2023.
(21) Represents an option to purchase up to 11,895 shares issued on 12/28/2016 with full vesting on June 2, 2017, an exercise price of $13.35 and an expiration date of 12/28/2026.
(22) Represents an option to purchase up to 3,620 shares that were issued on 12/9/2016, with full vesting at the one year anniversary of the grant date, an exercise price of $13.4 and an expiration date of 12/9/2026.
(23) Represents an option to purchase up to 5,000 shares that were issued on 1/3/2014, with full vesting at the one year anniversary of the grant date, an exercise price of $5 and an expiration date of 1/3/2024.
(24) Represents an option to purchase up to 2,000 shares that were issued on 11/7/2014, with full vesting at the one year anniversary of the grant date, an exercise price of $15.62 and an expiration date of 11/7/2024.
(25) Represents an option to purchase up to 5,000 shares that were issued on 1/3/2015, with full vesting at the one year anniversary of the grant date, an exercise price of $13.79 and an expiration date of 1/3/2025.
(26) Represents an option to purchase up to 5,946 shares that were issued on 2/9/2016, with full vesting on November 8, 2016, an exercise price of $20 and an expiration date of 2/9/2023.
(27) Represents an option to purchase up to 9,789 shares issued on 12/28/2016 with full vesting on June 2, 2017, an exercise price of $13.35 and an expiration date of 12/28/2026.
(28) Represents an option to purchase up to 4,000 shares that were issued on 11/7/2014, with full vesting at the one year anniversary of the grant date, an exercise price of $15.62 and an expiration date of 11/7/2024.
(29) Represents an option to purchase up to 5,056 shares that were issued on 2/9/2016, with full vesting on November 8, 2016, an exercise price of $20 and an expiration date of 2/9/2023.
(30) Represents an option to purchase up to 2,060 shares that were issued on 3/25/2016, with full vesting on November 6, 2016, an exercise price of $20 and an expiration date of 3/25/2023.
(31) Represents an option to purchase up to 9,789 shares issued on 12/28/2016 with full vesting on June 2, 2017, an exercise price of $13.35 and an expiration date of 12/28/2026.
(32) Represents an option to purchase up to 2,000 shares that were issued on 11/7/2014, with full vesting at the one year anniversary of the grant date, an exercise price of $15.62 and an expiration date of 11/7/2024.
(33) Represents an option to purchase up to 3,313 shares that were issued on 2/9/2016, with full vesting on November 8, 2016, an exercise price of $20 and an expiration date of 2/9/2023.
(34) Represents an option to purchase up to 6,626 shares that were issued on 11/11/2016, with vesting of 50% at each year anniversary of the grant date for 2 years, an exercise price of $14.7 and an expiration date of 11/11/2026.
(35) Represents an option to purchase up to 30,000 shares that were issued on 5/18/2015, with full vesting of 30%, 30% and 40% at each year anniversary of the grant date for 3 years, an exercise price of $29.54 and an expiration date of 5/18/2025.
(36) Represents a right to obtain restricted stock up to 20,000 shares that were issued on 5/18/2015, with full vesting of 30%, 30% and 40% at each year anniversary of the grant date for 3 years.

(37) Represents an option to purchase up to 10,000 shares that were issued on 4/8/2016, with full vesting of 30%, 30% and 40% at each year anniversary of the grant date for 3 years, an exercise price of $18.61and an expiration date of 4/8/2026.
(38) Represents an option to purchase up to 25,000 shares that were issued on 8/4/2015, with full vesting of 30%, 30% and 40% at each year anniversary of the grant date for 3 years, an exercise price of $26.53 and an expiration date of 8/4/2025.
(39) Represents a right to obtain restricted stock up to 25,000 shares that were issued on 8/4/2015, with full vesting of 30%, 30% and 40% at each year anniversary of the grant date for 3 years.
(40) Represents an option to purchase up to 10,000 shares that were issued on 4/8/2016, with full vesting of 30%, 30% and 40% at each year anniversary of the grant date for 3 years, an exercise price of $18.61and an expiration date of 4/8/2026.
(41) Represents an option to purchase up to 5,300 shares that were issued on 7/8/2016, with full vesting at the one year anniversary of the grant date, an exercise price of $16 and an expiration date of 7/8/2026.
(42) Represents an option to purchase up to 3,620 shares that were issued on 11/11/2016, with full vesting on June 2, 2017, an exercise price of $14.7 and an expiration date of 11/11/2026.

Option Exercises and Stock Vested during the Year-End December 31, 2016

Executive Employment Agreements

At the closing of the merger with Cellular Biomedicine Group Ltd., a British Virgin Islands company (“CBMG BVI”), the Company entered into executive employment agreements with each of Wen Tao (Steve) Liu, Wei (William) Cao and Andrew Chan (the “New Officers”) dated February 6, 2013 (each an “Employment Agreement,” collectively, the “Employment Agreements”). As of August 30, 2013, the Employment Agreements were amended to revise the salaries of the New Officers to: Wen Tao (Steve) Liu: $225,000; Wei (William) Cao: $200,000; and Andrew Chan: $200,000. On September 29, 2013, in connection with their change in positions, the Board further adjusted the salaries of Mr. Liu and Mr. Cao to $200,000 and $225,000, respectively. The New Officers are also eligible to participate in the Company’s Amended and Restated 2011 Incentive Stock Option Plan (the “Plan”) and receive an option grant thereunder for the purchase of common stock of the Company at the discretion of the board of directors of the Company (the “Board”). The term of the New Officers’ employment agreements are effective as of February 6, 2013 and continue for three years thereafter. After the three year term, if the New Officers continued to be employed, they would be employed on an at-will basis and their agreements would automatically renew for successive one year terms, until and unless their employment is terminated.

If during the initial three year period following February 6, 2013, the New Officers were terminated for any reason other than death, disability, Cause (as defined in their Employment Agreements) or for no good reason, the Company would be obligated to: (i) pay a severance amount equal to one times the New Officer’s base salary; (ii) accelerate and vest in full the New Officer’s stock options; (iii) subject to the New Officer’s election to receive COBRA, pay for the executive’s COBRA premiums during the twelve month period commencing with continuation coverage for the month in which the date of termination occurs.

If any New Officer’s employment was terminated by the Company, upon or within two years following the date of a Change in Control (as defined in the Employment Agreement), the Company would (i) pay the New Officer a severance amount equal to two times the New Officer’s base salary; (ii) accelerate and vest the New Officer’s stock options effective immediately upon the date of termination within the two year period following the occurrence of a Change in Control; and (iii) subject to the New Officer’s election to receive COBRA, pay for the New Officer’s COBRA premiums during the twelve month period commencing with continuation coverage for the month in which the date of termination occurs.

In connection with Tony Liu’s appointment as Chief Financial Officer in January 2014, the Company entered into an employment agreement with Mr. Liu on substantially the same terms as the New Officer Employment Agreements, except that Mr. Liu was entitled to receive an annual base salary of $210,000.

In May 2015, the Company appointed Richard L. Wang as its Chief Operation Officer. In connection with Mr. Wang’s appointment, the Company entered into an agreement with Mr. Wang, pursuant to which Mr. Wang was entitled to receive an annual base salary of $210,000. The term of the agreement was effective as of May 18, 2015 for a period of three years, with a probation period from May 18, 2015 to November 18, 2015.

If any of the following conditions were to have occurred, the Company was entitled to terminate the agreement but must provide a 60-day advance written notice, and provide a severance payment equal to one month of Mr. Wang’s salary: (1) if Mr. Wang was unable to perform his obligations under the agreement in full, or perform other obligations designated by the Company, (2) Mr. Wang could not adequately perform his obligations under the agreement, and could not do so after training or adjustment in obligations, and (3) the agreement could not be carried out due to changes in circumstances, and that the Company and Mr. Wang could not agree on modifications to the agreement.

Additionally, pursuant to a preliminary offer letter dated April 20, 2015, on May 18, 2015 the Company issued to Mr. Wang 20,000 restricted stock units (“RSUs”) and 30,000 options (“Options”) to purchase common stock. The RSUs and Options vest over a period of three years in three equal annual installments, with the first set of securities to vest on May 18, 2016. Both the RSUs and Options were issued pursuant to the Company’s 2014 Stock Incentive Plan. Pursuant to the offer letter, Mr. Wang was entitled to receive a cash performance bonus of up to 30% of his base salary, based on the results of an annual performance review.

On February 3, 2017, Richard Wang notified the Company of his decision to resign as Chief Operating Officer of the Company. Mr. Wang’s resignation as Chief Operating Officer became effective on the same day. For the period beginning February 3, 2017 through February 27, 2017, Mr. Wang will serve in a transitional role to assist with the Company’s ongoing clinical trial programs and other aspects of the Company’s operations. During this period he will continue to receive a pro-rated salary based on the compensation terms of his prior employment agreement. Effective February 27, 2017, Mr. Wang executed a Separation Agreement and General Release memorializing the terms of his transition, providing for, among other terms, a general release of all claims against the Company and a two-year non-solicitation period.

In August 2015, the Company appointed Yihong Yao, Ph.D, B.S. as the Company’s Chief Scientific Officer. In connection with Mr. Yao’s appointment, the Company entered into an agreement with Mr. Yao, pursuant to which Mr. Yao was entitled to receive an annual base salary of $250,000. Additionally, Mr. Yao was entitled to receive 25,000 restricted stock units (“RSUs”) and 25,000 options (“Options”) to purchase common stock. The RSUs and Options vest over a period of three years, with the first set of securities to vest on May 18, 2016, with 30% to vest in the first installment, 30% to vest in the second installment and 40% to vest in the final installment. The Options were issued pursuant to the Company’s 2014 Stock Incentive Plan.

The term of the agreement was effective as of August 4, 2015 for a period of three years, with a six-month probation period. After the initial probation period, either party may terminate the agreement with at least 3 months’ prior written notice, except that the Company may terminate for cause upon three days written notice and a minimum 14 day cure period.

In January 2016, the Company and Mr. Wen Tao (Steve) Liu mutually agreed not to renew his employment agreement. The Company entered into a consulting agreement with Steve (Wen Tao) Liu, which became effective as of February 7, 2016 and terminate on February 7, 2018, pursuant to which Steve Liu will advise the Chief Executive Officer on strategic opportunities, advise the Company on Chinese hospitals management and provide other consulting services and advice as reasonably requested by the Company from time to time. The Company agreed to: (i) pay cash compensation of $3,666 per month; (ii) reimburse the actual travel and other out-of-pocket expenses incurred solely in connection with services performed pursuant to the Company’s request; and (iii) pay premiums changed to continue medical coverage pursuant to the Company’s existing employee health plan. Provided Steve Liu is ineligible to receive, or the Company is not able to provide, continuation coverage under the Company’s existing employee health plan, the Company shall pay cash payment equal to $1,667 for each month during the period and aggregate cash payment should not exceed $20,000; (iv) the terms of stock options shall be amended as additional consideration for the services rendered as follows: 1) all options will expire on May 6, 2017 or 3 months after Steve Liu ceases to serve on the Board, whichever is later; 2) Any unvested portion of the non-qualified stock option issued in 2013with a strike price of $3.00 will continue to vest at a monthly rate until fully vested; and 3) Any unvested portion of the non-qualified stock option issued in 2015 with a strike price of $15.53 will continue to vest at a monthly rate until fully vested.

In January 2016, Mr. Wei (William) Cao notified the Company of his decision to resign from his position as Chief Executive Officer of the Company, effective February 6, 2016. In connection therewith, the Company and Mr. Cao mutually agreed that Mr. Cao's employment agreement, dated February 6, 2013, as amended, will not be renewed. The Company entered into a consulting agreement with Wei Cao, which became effective as of February 7, 2016 and terminate on February 7, 2018, pursuant to which Wei Cao will advise the Chief Executive Officer on M&A and other strategic opportunities, participate in the Company’s internal scientific review and actively work with the Company’s Scientific Advisory Board and provide other consulting services etc. The Company agreed to: (i) pay cash compensation of $12,500 per month for an average of 10 hours of service per week; (ii) reimburse the actual travel and other out-of-pocket expenses incurred solely in connection with services performed pursuant to the Company’s request. Prior to August 7, 2016, such expenses may include up to RMB10,000 per month for car and driver expenses incurred in Shanghai; (iii) pay premiums changed to continue medical coverage pursuant to the Company’s existing employee health plan during the 12-month period following February 7, 2016. Provided Wei Cao is ineligible to receive, or the Company is not able to provide, continuation coverage under the Company’s existing employee health plan, the Company shall pay cash payment equal to $1,667 for each month during the period and aggregate cash payment should not exceed $20,000; (iv) the terms of stock options shall be amended as additional consideration for the services rendered as follows: 1) Any unvested portion of the Non-Qualified stock option with anexercise price of $15.53 issued dated December 31, 2014 will vest until February 4, 2017 at the existing monthly rate. The options will have an expiration date of August 6, 2017. After February 4, 2017 vesting will continue monthly for up to another 6 months as long as this agreement is effective. However, after the termination of this agreement, all vesting will cease. Notwithstanding the above, if Wei Cao ceases to serve as a director of the Company prior to February 6, 2017, he will be deemed to have forfeited such options and any unvested options will vest and expire pursuant to the terms of the above-referenced stock option award agreement; 2)Any unvested portion of the non-qualified stock option issued dated February 20, 2013 shall immediately vest infull on February 6, 2016 and expire on February 6, 2017; 3)Options granted in September 2013 shall cease vesting February 6, 2016 and shall expire February 6, 2017; 4)Any other options held will cease to vest on February 6, 2016 and will expire on February 7, 2016. On May 25, 2016 Wei Cao notified the Company of his intention to terminate the Service Agreement on August 7, 2016.

In February 2016, the Board elected Bizuo (Tony) Liu to serve as Chief Executive Officer of the Company, effective February 7, 2016. In connection with Mr. Liu’s appointment, the Company entered into an employment agreement with Mr. Liu on April 11, 2016, the terms of which were effective retroactive to February 7, 2016. Pursuant to the agreement, Mr. Liu was entitled to receive an annual base salary of $240,000 and, commencing with the end of the calendar year during his first year of employment, was eligible for an annual cash bonus. Such annual salary and bonus eligibility will be reviewed annually by the Board and the Compensation Committee and may be changed in the sole direction of the Board and the Compensation Committee. In addition, Mr. Liu was entitled to receive 120, 000 options under the Company’s 2014 Equity Incentive Plan.

The term of the agreement was effective as of February 7, 2016 for a period of one year (the “Initial Term”) which would be renewed automatically for another one year term (the “First Renewal Term”) unless the Company provided Mr. Liu with 90 days’ notice of non-renewal prior to the expiration of the Initial Term. After the First Renewal Term, the Agreement would be renewed automatically for another one year term unless the Company provided Mr. Liu with 90 days’ notice of non-renewal prior to the expiration of the First Renewal Term, provided that in no event would the agreement remain in effect past February 6, 2019.

The agreement could not be terminated by either party during the Initial Term except upon Mr. Liu’s death, disability or for cause. "Cause," as defined in the agreement, includes, but is not limited to: (1) conviction for or pleading of felony, (2) misappropriation of company assets, (3) willful violation of company policy or a directive of the Board and (4) failure to perform duties. The Company may terminate for cause with a 3-day advance written notice. Upon termination by the Company for cause, the Company will have no obligation to provide Mr. Liu with any form of severance or any other benefits, except as may be required by COBRA. If Mr. Liu’s employment is terminated by the Company for reasons other than his death, disability or for cause after February 6, 2017, the Company will pay Mr. Liu severance in the amount equal to his base salary and, subject to Mr. Liu’s election to receive COBRA, his COBRA premiums during the twelve month period commencing with continuation coverage following the month in which the date of termination occurs.

On January 20, 2017, the Compensation Committee met and deliberated a new retention plan with long-term incentives as recommended by the CEO for eight key management executives. Besides Mr. Tony Liu, Mr. Yihong Yao and Mr. Andrew Chan, the retention plan also included five management executives in the LTIP. On January 21, 2017, the Board ratified the Compensation Committee’s recommendation to implement the retention plan, pursuant to which the Company will enter into a new four-year employment agreement with each of the eight key management executives. It was approved that the new agreement terms would include customary change of control provisions and a four-year long-term incentive award under the 2014 Incentive Plan, comprised of:

1.Stock Price Sensitive Performance RSU awards (“Performance RSUs”) to be vested and delivered in 2021; and
2.Time Sensitive RSUs and Stock Options, which vest monthly vesting over 48 months.

At the January 20, 2017 meeting and as ratified by the Board on January 21, 2017, the Compensation Committee determined that Mr. Tony Liu would receive an annual base salary of $300,000 and would be granted 240,000 shares of Performance RSUs and 120,000 shares in each of the Time Sensitive RSUs and Stock Options.

On the recommendation of the CEO, and as approved by the Compensation Committee, it was determined that Mr. Yihong Yao would be granted 27,000 shares of Performance RSUs and 26,500 shares in each of the Time Sensitive RSUs and Stock Options and Mr. Andrew Chan would receive an annual base salary of $240,000 and will be granted 24,000 shares of Performance RSUs and 23,000 shares in each of the Time Sensitive RSUs and Stock Options.

On March 3, 2017, the Company amended and restated its existing employment agreements (each, a “2017 Employment Agreement”) with each of Tony Liu, Andrew Chan and Yihong Yao. In addition to the compensation terms ratified by the Board or Compensation Committee and discussed above, the 2017 Employment Agreements amended certain terms of each officer’s prior employment agreement, including but not limited to the duration of such officer’s employment, and the conditions of such officer’s termination, non-competition and non-solicitation provisions. Each 2017 Employment Agreement has a term of four years starting from the agreement date (“Initial Employment Term”). At the end of the Initial Employment Term and on each succeeding anniversary of the 2017 agreement date, and subject to earlier termination set forth under the agreement, the term of each 2017 Employment Agreement will be automatically extended by an additional twelve months (each, a “Renewed Term”), unless either party provides the other party with notice of non-renewal prior to the end of the Initial Employment Term or any Renewal Term, as applicable.

In addition to termination upon non-renewal, each officer may terminate the agreement for good reason. Good reason, as defined in each 2017 Employment Agreement, includes a material deduction in base salary and relocation of an executive’s principal office by more than 50 miles. In addition, pursuant to Mr. Liu and Mr. Chan’s 2017 Employment Agreements, good reason includes a material adverse change in title, duties or responsibilities. Each officer is required to provide 30 days’ written notice in advance in the event of his voluntary termination. In addition, the Company may terminate the agreement for cause. Cause, as defined in each 2017 Employment Agreement, includes: (i) material and intentional breach of the agreement, (ii) willful and continued failure to substantially perform duties, (iii) intentional misconduct, (iv) conviction or indictment for felonies, (v) intentional or knowing violation of antifraud provisions of securities laws, (vii) current use or abuse of illegal substance that affects performance, and (viii) knowing and material violations of the Company’s code of ethics.

Pursuant to the 2017 Employment Agreements, upon the officer’s voluntary termination without good reason, termination by the Company for cause or non-renewal, such officer will not be entitled to a base salary or any right to participate in benefit plans after such termination. If the employment is terminated by the officer for good reason or by the Company without cause, the officer will be entitled to certain amount of cash salary, bonus as well as health insurance coverage for 12 months after such termination, subject to certain conditions and forfeiture.

Each 2017 Employment Agreement includes a non-solicitation and a non-competition provision that will apply during each officer’s employment and for a period of two years following termination.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists ownership of our common stock as of March 10, 2017, unless indicated otherwise. The information includes beneficial ownership by (i) holders of more than 5% of parent Common Stock, (ii) each of our directors and executive officers and (iii) all of our directors and executive officers as a group. Except as noted below, to our knowledge, each person named in the table has sole voting and investment power with respect to all shares of the Company’s Common Stock beneficially owned by them. Except as otherwise indicated below, the address for each listed beneficial owner is c/o Cellular Biomedicine Group, Inc., 19925 Stevens Creek Blvd., Suite 100, Cupertino, California, 95014.

Name and Address of Beneficial Owner	Shares of Common Stock	Percent
	Beneficially Owned	of Class

Named Executive Officers and Directors

Wen Tao (Steve) Liu (1)	382,187	2.5%
Director

Bizuo (Tony) Liu (2)	524,734	3.5%
Director, Chief Executive Officer and Chief Financial Officer

Andrew Chan (3)	243,957	1.6%
Senior Vice President, Corporate Business Development and Company Secretary

Yihong Yao	20,708	*
Chief Scientific Officer (4)

Richard Wang	15,000	*
Former Chief Operating Officer (5)

Terry A. Belmont (6)	15,761	*
Independent Director, Chairman of the Board

Nadir Patel (7)	17,946	*
Independent Director

Chun Kwok Alan Au (8)	11,116	*
Independent Director

All Officers and Directors as a Group	1,231,409	8.2%

5% or more Stockholders

Dangdai International Group Co Ltd. (9)	2,270,000	15.1%

Mission Right Limited (10)	1,036,040	6.9%

* Less than 1%
(1)
Total shares owned by Wen Tao (Steve) Liu includes (i) 213,076 shares of common stock; (ii)146,667 options issued under 2011 Plan vested as of March 10, 2017; (iii) 22,444 options issued under 2014 Plan vested as of March 10, 2017.

(2)
Total shares owned by Bizuo (Tony) Liu includes (i) 100,000 shares of common stock; (ii) 35,300 options issued under 2011 Plan vested as of March 10, 2017; (iii)255,000 options issued under 2013 Plan vested as of March 10, 2017; (iv) 129,434 options issued under 2014 Plan vested/to be vested within 60 days as of March 10, 2017; (v) 5,000 shares of common stock to be vested within 60 days as of March 10, 2017.

(3)
Total shares owned by Andrew Chan includes (i) 145,757 shares of common stock; (ii) 53,880 options issued under 2011 Plan vested as of March 10, 2017; (iii) 37,904 options issued under 2013 Plan vested as of March 10, 2017; (iv) 5,458 options issued under 2014 Plan vested/to be vested within 60 days as of March 10, 2017; (v) 958 shares of common stock to be vested within 60 days as of March 10, 2017.

(4)
Total shares owned by Yihong Yao includes (i) 8,000 shares of common stock; (ii) 11,604 options issued under 2014 Plan vested/to be vested within 60 days as of March 10, 2017; (v) 1,104 shares of common stock to be vested within 60 days as of March 10, 2017.

(5)	Total shares owned by Richard L. Wang includes (i) 6,000 shares of common stock; (ii) 9,000 options issued under 2014 Plan vested as of March 10, 2017.

(6)	Total shares owned by Terry A. Belmont includes (i) 7,000 options issued under 2013 Plan vested as of March 10, 2017; (ii) 8,761 options issued under 2014 Plan vested as of March 10, 2017.

(7)	Total shares owned by Nadir Patel includes (i) 12,000 options issued under 2013 Plan vested as of March 10, 2017; (ii) 5,946 options issued under 2014 Plan vested as of March 10, 2017.

(8)	Total shares owned by Chun Kwok Alan Au includes (i) 4,000 options issued under 2013 Plan vested as of March 10, 2017; (ii) 7,116 options issued under 2014 Plan vested as of March 10, 2017.

(9)
Represents 2,270,000 shares held by Dangdai International Group Co., Limited. Wuhan Dangdai Technology & Industries Group Inc. has voting and dispositive power over the shares of Dangdai International Group Co., Limited in Hong Kong. Wuhan Dangdai Technology & Industries Group Inc. is controlled by Hansheng Zhou, Xiaodong Zhang, Luming Ai, Xuehai Wang, Lei Yu, Xiaoling Du and Haichun Chen. Such individuals share voting and dispositive power over the shares held by Dangdai International Group Co., Limited.

(10)
Based on information available as of June 30, 2016, 1,036,040 shares are held by Mission Right Limited. Mission Right Limited is 50% owned by Yusen Holdings Limited and 50% by Zeacome Investment Limited. Chan Boon Ho Peter controls Yusen Holdings. Zeacome Investment Limited is owned by Perfect Touch Technology Inc., which is owned by CST Mining Group Limited. CST Mining Group Limited is a public company listed on the Hong Kong Stock Exchange under the ticker code “985.” Accordingly, Chan Boon Ho Peter and CST Mining Group Limited beneficially own the shares held by Mission Right Limited.

Change of Control

The Company knows of no arrangements resulting in a change in control of the Company. No officer, director, promoter, or affiliate of the Company has, or proposes to have, any direct or indirect material interest in any asset proposed to be acquired by the Company through security holdings, contracts, options, or otherwise.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As previously disclosed in the Company’s Current Reports on Form 8-K on April 20 and July 14, 2016, Wuhan Dangdai, through its wholly owned subsidiary Dangdai International Group Co., invested $43.1 million in the Company (the “Financing”). Dangdai International Group Co. has been a major stockholder of the Company since February 2016 in connection with the first closing of the Financing. Dr. Hansheng Zhou, one of the Company’s directors, currently serves as Chief Executive Officer and Chairman of Wuhan Dangdai.

As of December 31, 2016 and 2015 the accrued compensation liability to the directors and officers was $3,082 and $19,214, respectively.

As of December 31, 2016, accrued expenses includes director fees of $3,082 due to independent director Mr. Gang Ji.

The Company loaned petty cash to Tony (Bizuo) Liu and Yihong Yao, its current CFO and CSO, for business travel purpose respectively. As of December 31, 2015, other receivables due from Tony (Bizuo) Liu and Yihong Yao were $2,120 and $17,094, respectively. As of December 31, 2016 there are no receivables due from Tony (Bizuo) Liu and Yihong Yao.

Except as disclosed herein, there have been no transactions or proposed transactions in which the amount involved exceeds $120,000 since January 1, 2016 or are currently being proposed in which any of our directors, executive officers or beneficial holders of more than 5% of the outstanding shares of common stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest.

Review, Approval or Ratification of Transactions with Related Persons

The Company’s Board of Directors reviews issues involving potential conflicts of interest, and reviews and approves all related party transactions, including those required to be disclosed as a “related party” transaction under applicable federal securities laws. The Board has not adopted any specific procedures for conducting reviews of potential conflicts of interest and considers each transaction in light of the specific facts and circumstances presented. However, to the extent a potential related party transaction is presented to the Board, the Company expects that the Board would become fully informed regarding the potential transaction and the interests of the related party, and would have the opportunity to deliberate outside of the presence of the related party. The Company expects that the Board would only approve a related party transaction that was in the best interests of, and fair to, the Company, and further would seek to ensure that any completed related party transaction was on terms no less favorable to the Company than could be obtained in a transaction with an unaffiliated third party.

Director Independence

In determining the independence of our directors, the Board applied the definition of “independent director” provided under the listing rules of The NASDAQ Stock Market LLC (“NASDAQ”). Pursuant to these rules, and after considering all relevant facts and circumstances, the Board affirmatively determined that Messrs. Nadir Patel, Hansheng Zhou and Terry Belmont, each of whom are now serving on the Board, are each independent within the definition of independence under the NASDAQ rules. The Board also affirmatively determined that Chun Kwok, Alan Au and Gang Ji, each a Class II director nominee, is independent within the definition of independence under the NASDAQ rules. Tony Liu, a Class II director nominee, and Wen Tao (Steve) Liu are not independent directors.

REQUIREMENTS FOR ADVANCE NOTIFICATION OF NOMINATIONS
AND STOCKHOLDER PROPOSALS

Stockholder proposals for director nominations and for other matters submitted pursuant to Rule 14a-8 promulgated under the Exchange Act for inclusion in our Proxy Statement and form of proxy for our 2017 Annual Meeting must have been received by us no later than January 28, 2017 and March 10, 2017, respectively, and must comply with the requirements of the proxy rules promulgated by the SEC. We presently intend to schedule our next annual meeting in April 2018, subject to change without further announcement except as required by proxy rules. Stockholder proposals should be addressed to our corporate Secretary at 19925 Stevens Creek Blvd., Suite 100, Cupertino, California, 95014.

Recommendations from stockholders which are received after the applicable deadline likely will not be considered timely for consideration by our Nominating and Corporate Governance Committee for next year’s annual meeting.

OTHER MATTERS

The Board does not intend to bring any other matters before the Annual Meeting and has no reason to believe any other matters will be presented. If other matters properly do come before the Annual Meeting, however, it is the intention of the persons named as proxy agents in the enclosed proxy card to vote on such matters as recommended by the Board, of if no recommendation is given, in their own discretion.

The Company will send instructions to stockholders entitled to notice of the Annual Meeting regarding how to access this Proxy Statement and the Company's Annual Report on Form 10-K for the year ended December 31, 2016. The Annual Report includes the financial statements and management’s discussion and analysis of financial condition and results of operations. The costs of preparing, assembling, mailing and soliciting the proxies will be borne by us. Proxies may be solicited, without extra compensation, by our officers and employees by mail, telephone, facsimile, personal interviews and other methods of communication.

If you and other residents at your mailing address own shares in street name, your broker or bank may have sent you a notice that your household will receive only one copy of proxy materials for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as householding. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of our Proxy Statement to your address. If you want to receive separate copies of the proxy materials in the future, or you are receiving multiple copies and would like to receive only one copy per household, you should contact your stockbroker, bank or other nominee record holder, or you may contact us at the address or telephone number below. In any event, if you did not receive an individual copy of this Proxy Statement, we will send a copy to you if you address your written request to, or call, Tony Liu, Chief Executive Officer and Chief Financial Officer of Cellular Biomedicine Group, Inc., 19925 Stevens Creek Blvd., Suite 100, Cupertino, California, 95014, telephone number (408) 973-7884.

Copies of the documents referred to above that appear on our website are also available upon request by any stockholder addressed to our corporate Secretary, Cellular Biomedicine Group, Inc., 19925 Stevens Creek Blvd., Suite 100, Cupertino, California, 95014.

CELLULAR BIOMEDICINE GROUP, INC.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoint(s) Tony Liu with the power of substitution and resubstitution to vote any and all shares of capital stock of Cellular Biomedicine Group, Inc. (the "Company") which the undersigned would be entitled to vote as fully as the undersigned could do if personally present at the Annual Meeting of the Company, to be held on April 28, 2017, at 9:00 A.M. Pacific Daylight Time, and at any adjournments thereof, hereby revoking any prior proxies to vote said stock, upon the following items more fully described in the notice of any proxy statement for the Annual Meeting (receipt of which is hereby acknowledged):

Proposal No. 1 ELECTION OF DIRECTORS

Nominees:	For	Withhold
Bizuo (Tony) Liu	[_]	[_]
Chun Kwok Alan Au	[_]	[_]
Gang Ji	[_]	[_]

Proposal No. 2
To ratify the appointment of BDO China Shu Lun Pan Certified Public Accountants LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017

	For [_]	Against [_]	Abstain [_]

Proposal No. 3 To amend the Company’s 2014 Stock Equity Incentive Plan to increase the number of the maximum number of shares available for issuance thereunder.	For [_]	Against [_]	Abstain [_]

Proposal No. 4 To approve, by a non-binding vote, the Company's executive compensation	For [_]	Against [_]	Abstain [_]

THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE; UNLESS OTHERWISE INDICATED, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES ON PROPOSAL NUMBER 1, FOR APPROVAL ON PROPOSALS NUMBER 2 AND 3, AND "FOR" ADVISORY VOTES ON EXECUTIVE COMPENSATION .

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please mark, sign, date and return this Proxy promptly using the accompanying postage pre-paid envelope. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CELLULAR BIOMEDICINE GROUP, INC.

________________________________________ Date:______________________________
Signature
_____________________________________
Signature if jointly owned
______________________________________________________
Print name (Entity's name, officer's name and title if applicable)

Please sign exactly as the name appears on your stock certificate. When shares of capital stock are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please include full title as such. If the shares of capital stock are owned by a corporation, sign in the full corporate name by an authorized officer. If the shares of capital stock are owned by a partnership, sign in the name of the partnership by an authorized officer.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY
IN THE ENCLOSED ENVELOPE